As filed with the Securities and Exchange Commission on January 14, 2016
Registration No. 333-208605

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

PRE-EFFECTIVE
AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________________

S&W SEED COMPANY
 (Exact name of registrant as specified in its charter)

Nevada	0139	27-1275784
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

7108 North Fresno Street, Suite 380
Fresno, CA 93720
(559) 884-2535
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mark S. Grewal
7108 North Fresno Street, Suite 380
Fresno, CA 93720
(559) 884-2535
 Name, including zip code, and telephone number, including area code, of agent for service)

Copies to:
P. Rupert Russell, Esq. Shartsis Friese LLP One Maritime Plaza, 18th Floor San Francisco, CA 94111 (415) 421-6500	Jolie Kahn, Esq. 2 Liberty Place 50 South 16th Street, Suite 3401 Philadelphia, PA 19102 (215) 253-6645

_________________________

Approximate Date of Commencement of the Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the related registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 14, 2016

PRELIMINARY PROSPECTUS

1,923,077 Shares of Common Stock
and
576,923 Shares of Common Stock Pursuant to an Oversubscription Right

We are conducting a rights offering pursuant to which we are distributing to holders of our common stock, convertible notes and accompanying warrants, at no charge, non-transferable subscription rights to purchase shares of our common stock. You will receive 0.0937646 subscription rights for each share of common stock (or shares that are deemed to be owned, assuming conversion of your convertible note and/or exercise of your accompanying warrants, as applicable) held of record as of 5:00 p.m., New York time on January __, 2016. We are distributing subscription rights exercisable for up to 1,923,077 shares of our common stock, together with an oversubscription right to purchase up to an additional 576,923 shares.

The total number of subscription rights issued to each stockholder will be rounded down to the nearest whole number. Each whole subscription right will entitle you to purchase one share of our common stock at a subscription price equal to $4.15 per share, which we refer to as the basic subscription privilege. Stockholders as of the record date will also have oversubscription rights as described herein.

The subscription rights may be exercised at any time during the subscription period, which will commence January __, 2016. The subscription rights will expire if they are not exercised by 5:00 p.m., New York time, on February __, 2016, unless we extend the rights offering period. We reserve the right to extend the rights offering period at our sole discretion. You should carefully consider whether to exercise your subscription rights before the expiration of the rights offering period. All exercises of subscription rights are irrevocable. Our board of directors is making no recommendation regarding your exercise of the subscription rights. The subscription rights may not be sold, transferred or assigned to anyone else and will not be listed for trading on any stock exchange or market.

We reserve the right to cancel the rights offering at any time for any reason. If we cancel this offering, all subscription payments received by the subscription agent, who is our transfer agent, will be returned, without interest or penalty, as soon as practicable.

The shares of common stock are being offered directly by us without the services of an underwriter or selling agent.

Our common stock is traded on the Nasdaq Capital Market under the symbol "SANW."  On January 12, 2016, the last reported sale price of our common stock on the Nasdaq Capital Market was $4.23 per share. The closing sale price of our common stock on December 4, 2015 was $4.58 per share. As of January 12, 2016, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $48,778,745 based upon 10,650,381 shares of our outstanding stock held by non-affiliates at the per share price of $4.58. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. As of January 12, 2016, one-third of our public float is equal to approximately $16,300,000.

The exercise of your subscription rights for shares of our common stock involves risks. You should carefully consider all of the information set forth in this prospectus, including the risk factors beginning on page 17 of this prospectus as well as the risk factors and other information in any documents we incorporate by reference into this prospectus before exercising your subscription rights. See "Incorporation by Reference."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January __, 2016

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, the securities described in this prospectus only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or amendment to this prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operation and prospects may have changed since those dates.

As permitted by the rules and regulations of the Securities and Exchange Commission, or the "Commission," the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the Commission at the Commission's website or at the Commission's offices described below under the heading "Where You Can Find More Information."

Unless the context requires otherwise or unless otherwise noted, all references to "S&W Seed" or "S&W" are to S&W Seed Company, a Nevada corporation, and all references to "we," "us" or "our" are to S&W Seed Company and our subsidiaries.

Trademarks, service marks or trade names of any other companies appearing in this prospectus are the property of their respective owners. Use or display by us of trademarks, service marks or trade names owned by others is not intended to and does not imply a relationship between us, and/or endorsement or sponsorship by, the owners of the trademarks, service marks or trade names.

Our functional and reporting currency is the U.S. Dollar. Foreign currency denominated revenues and expenses are translated using average rates of exchange during the reporting period. Foreign currency denominated monetary assets and liabilities are translated at the rate of exchange in effect at the balance sheet date.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement we may authorize to be delivered to you, including any free writing prospectus that we use in connection with this offering. None of us, our subscription agent, Transfer Online, Inc., or our information agent, which is also Transfer Online, Inc., has authorized anyone to provide you with additional or different information from that contained or incorporated by reference in this prospectus. We are not making an offer of securities in any state or other jurisdiction where it is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date subsequent to the date set forth on the front cover of this document or that any information we have incorporated herein by reference is correct on any date subsequent to the date of the prospectus incorporated by reference, regardless of the time of delivery of this prospectus or any exercise of rights. Further, you should not consider any information in this prospectus to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities. For further information, please see the section of this prospectus entitled "Where You Can Find More Information."

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, tax provisions, earnings, cash flows and other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding our ability to raise capital in the future; any statements concerning expected development, performance or market acceptance relating to our products or services or our ability to expand our grower or customer bases; any statements regarding future economic conditions or performance; any statements of expectation or belief; any statements regarding our ability to retain key employees; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are often identified by the use of words such as, but not limited to, "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "will," "plan," "project," "seek," "should," "target," "will," "would," and similar expressions or variations intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations about future events. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward- looking statements. Risks, uncertainties and assumptions include the following:

  whether we are successful in securing sufficient acreage to support the growth of our alfalfa seed business,

  the continued ability of our distributors and suppliers to have access to sufficient liquidity to fund their operations;

  trends and other factors affecting our financial condition or results of operations from period to period;

  the impact of crop disease, severe weather conditions, such as flooding, or natural disasters, such as earthquakes, on crop quality and yields and on our ability to contract production, procure or export our products;

  the impact of pricing of other crops that may be influence what crops our growers elect to plant;

  our plans for expansion of our business (including through acquisitions) and our ability to successfully integrate acquisitions into our operations;

  whether we are successful in aligning expense levels to revenue changes;

  whether we are successful in monetizing our stevia business;

  the cost and other implications of pending or future legislation or court decisions and pending or future accounting pronouncements; and

  other risks that are described herein including but not limited to the items discussed in "Risk Factors" below, and that are otherwise described or updated from time to time in our filings with the Commission.

You are urged to carefully review the disclosures made concerning risks and uncertainties that may affect our business or operating results, which include, among others, those listed in "Risk Factors" on page 17 of this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Many factors discussed in this prospectus, some of which are beyond our control, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from the forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of a forward-looking statement in this prospectus as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Furthermore, such forward-looking statements speak only as of the date of this prospectus. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

What is being offered in this rights offering?

We are distributing at no charge to holders of our common stock, convertible notes and accompanying warrants non-transferable subscription rights to purchase shares of our common stock. You will receive 0.0937646 subscription rights for each share of common stock you owned (or are deemed to own, assuming coversion of your convertible note and/or exercise of your accompanying warrants, as applicable) as of 5:00 p.m., New York time on January , 2016, the record date. The subscription rights per share ratio has been calculated based on the number of shares outstanding, plus the shares issuable upon conversion of the convertible notes and upon exercise of the accompanying warrants as of the record date, which totals an aggregate of 20,509,625 shares. The subscription rights entitle the holders (including holders of our common stock, convertible notes and accompanying warrants) to purchase up to 1,923,077 shares. However, we also have provided an oversubscription privilege that could result in the purchase of an aggregate of 2,500,000 shares in this rights offering, subject to a cutback equal to the number of shares sold pursuant to the participation rights described below. The subscription rights will be evidenced by subscription rights certificates.

The total number of subscription rights issued to each stockholder will be rounded down to the nearest whole number. Each whole subscription right will entitle you to purchase one share of our common stock at a subscription price equal to $4.15 per share. Because the total number of subscription rights issued to each stockholder will be rounded down to the nearest whole number, we may not issue the full number of shares authorized for issuance in connection with this rights offering. Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

What is the subscription privilege?

For each whole right that you own, you will have a subscription privilege to buy from us one share of our common stock at the subscription price. You may exercise your subscription privilege for some or all of your subscription rights, or you may choose not to exercise any subscription rights.

For example, if you owned 10,000 shares of our common stock as of 5:00 p.m., New York time, on the record date, you would receive subscription rights representing the right to purchase 937.646 shares of common stock (rounded down to 937 shares) for $4.15 per share.

If you exercise your subscription rights in full, at the same time, you may also exercise your oversubscription privilege, as described below. See "What is the oversubscription privilege?"

Is there a participation right of the convertible note purchasers?

In connection with the purchase and sale of the convertible notes and warrants, we granted those purchasers, whom we refer to in this prospectus as the convertible note purchasers, the right to purchase pro rata up to 30% of certain future offerings until December 2016. This rights offering would trigger that 30% participation right. However, we plan to seek an amendment to Section 4.12(a) of the December 2014 Securities Purchase Agreement that exempts this rights offering from this 30% participation right. At the time of consummation of the rights offering, the convertible note purchasers will be given the opportunity to purchase via a "takedown" from our existing shelf registration statement on Form S-3 a number of shares equivalent to the number they would otherwise purchase under the participation right as consideration for entering into the amendment. For ease of reference, as used in this prospectus, we sometimes refer to the separate offering of up to 576,923 shares of our common stock being sold to our convertible note purchasers in consideration for amendment of the December 2014 Securities Purchase Agreement as the "participation right," even though those shares will be sold pursuant to a takedown from our existing shelf registration statement rather than pursuant to this prospectus. The process is described below in "How does the 30% participation right of our December 2014 convertible note purchasers impact the rights offering?" In addition, the holders of convertible notes and warrants are rights offering participants and are eligible to participate in this rights offering on a pro rata basis, on a deemed converted and exercised basis, with the holders of our common stock as of the record date, subject to their contractual beneficial ownership limitations. These different rights are separate rights that may be exercised independently of each other, if at all.

How does the 30% participation right of our December 2014 convertible note purchasers impact the rights offering?

  On the date of termination of the rights offering, we will place into escrow the subscribed for shares in the "offered pool" (up to 1,923,077 shares on an as converted basis to stockholders, noteholders and warrant holders).

  After the close of business on the date of termination of the rights offering, we will send to the convertible note purchasers an amendment to the December 2014 Securities Purchase Agreement along with notice of their subscription right to their pro rata portion of 30% of the amount of shares placed into escrow. Assuming the maximum number of shares is subscribed for, the 30% amount is 576,923 shares. The convertible note purchasers will have three business days in which to determine if they will participate, and until the close of the fourth business day to make payment for the shares subscribed for at the same price as the rights offering, which we will consummate as a "takedown" from our existing shelf registration statement.

  After the close of business on that fourth business day, we will tally the amounts subscribed for as a result of the steps outlined in the two preceding bullet points, and the difference between 2,500,000 shares and that amount is the "oversubscription amount." The subscription agent will have the amount of oversubscription that each stockholder has indicated it would like to "purchase." The subscription agent will allocate the oversubscription amount accordingly (i.e., if the total amount of oversubscription is less than the oversubscription amount, the oversubscription requests will be allocated in full; however, if the amount of oversubscription requests exceeds the oversubscription amount, the subscription agent will allocate the pool pro rata).

What is the oversubscription privilege?

If all of our stockholders do not exercise all of the subscription rights issued to them in this rights offering and if the convertible note purchasers do not purchase all the shares available in the shelf takedown, then each holder who has exercised subscription rights in full will have the opportunity to purchase additional shares of our common stock at the subscription price of $4.15 per share under the oversubscription right, up to the oversubscription amount. By extending oversubscription rights to our stockholders, we are providing those holders who have exercised all of their subscription rights with an opportunity to purchase shares that are not purchased by other stockholders in this rights offering and by the convertible note purchasers pursuant to their participation right. The exact number of shares that will be available for the oversubscription pool will be determined by subtracting from 2,500,000 the number of shares subscribed for pursuant to the basic subscription privilege and the shares sold pursuant to the convertible note purchasers' participation right. All subscription funds, including any funds for oversubscription shares, will be held in escrow pending final determination of the oversubscription allocation.

If sufficient shares of common stock are available, we will seek to honor your oversubscription request in full. If, however, there are not enough shares available to fully satisfy all oversubscription right requests, we will allocate the available shares of common stock pro rata among those stockholders exercising their oversubscription privilege in proportion to the product (rounded down so that the subscription price multiplied by the aggregate number of shares does not exceed the aggregate offering amount) obtained by multiplying the number of shares such stockholder subscribed for under the oversubscription privilege by a fraction the numerator of which is the number of unsubscribed shares and the denominator of which is the total number of shares sought to be subscribed for under the oversubscription privilege by all holders participating in such oversubscription. The subscription agent will return any excess payments by mail without interest or deduction as soon as reasonably practical after the expiration date.

Why are we conducting the rights offering?

We are conducting the rights offering in order to raise additional capital and to improve and strengthen our financial position. We intend to use the net proceeds from the rights offering for debt service for the convertible notes and general corporate purposes.

In authorizing the rights offering, our board of directors considered and evaluated a number of factors, including:

  our current capital resources and our future need for additional liquidity and capital;

  our determination that paying off the debt incurred in connection with the DuPont Pioneer acquisition as early as possible is in the best interests of our company and our stockholders;

  the size and timing of the rights offering;

  the potential dilution to our current stockholders if they choose not to participate in the offering;

  alternatives available for raising capital, including equity raises;

  the potential impact of the rights offering on the public float for our common stock; and

  the fact that existing stockholders would have the opportunity to participate on a pro rata basis to purchase additional shares of common stock.

One of our directors, Alexander C. Matina, is Vice President of Investments of the general partner of MFP Partners, L.P., one of our major stockholders, which purchased shares from us in a private placement in November 2015 at the subscription price. Mr. Matina, recused himself from the determination by the board of directors to proceed with the rights offering.

How was the subscription price for the rights offering determined?

Our board of directors considered a number of factors in determining the price for the rights offering, including:

  the price per share at which one of our major stockholders, MFP Partners, L.P., purchased shares in a private placement in November 2015;

  "pass through" savings as a result of conducting the rights offering with no investment banking support;

  the price at which our stockholders might be willing to participate in the rights offering;

  historical and current trading prices for our common stock, including on a volume weighted average share price basis over certain periods; and

  the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis.

One of our directors, Alexander C. Matina, is Vice President of Investments of the general partner of MFP Partners, L.P. Mr. Matina recused himself from the determination by the board of directors to proceed with the rights offering.

Am I required to exercise the rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. However, if you choose not to fully exercise your subscription privilege and other stockholders fully exercise their subscription privilege, the percentage of our common stock owned by other stockholders will increase, the relative percentage of our common stock that you own will decrease, and your voting and other rights will be diluted.

Has our board of directors made a recommendation to our stockholders regarding the rights offering?

Our board of directors is making no recommendations regarding your exercise of the subscription rights. Stockholders who exercise subscription rights risk investment loss on new money invested. We cannot assure you that the trading price for our common stock will be above the subscription price at the time of exercise or at the expiration of the rights offering period or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and the rights offering. See "Risk Factors" in this prospectus and in the documents incorporated by reference into this prospectus.

Who may participate in the rights offering?

All stockholders of record on January __, 2016, the record date, approved by our board of directors for this rights offering, are entitled to receive rights and purchase shares in this rights offering. In addition, the holders of our outstanding convertible notes and warrants issued with respect to our December 2014 convertible note offering are eligible to participate pro rata with our stockholders, based on the deemed conversion of the outstanding convertible notes and deemed exercise of the outstanding warrants on the day preceding the record date. As used in this prospectus in connection with the rights offering, unless the context otherwise provides, the terms "stockholders," "you" and " "your" include the holders of our convertible notes and accompanying warrants.

Will our directors, executive officers or significant stockholders participate in the rights offering?

Our directors and executive officers who own shares of common stock, as well as other significant stockholders, are permitted, but not required, to participate in the rights offering on the same terms and conditions applicable to all stockholders. Certain of our directors, executive officers and significant stockholders may participate in the rights offering. In fact, subject to the terms and conditions of the rights offering, MFP, Partners, L.P., one of our stockholders, has expressed its intention to purchase its pro rata share of subscription rights and any available unsubscribed shares until it owns, in the aggregate, up to a maximum of 19.9% of our issued and outstanding common stock. One of our directors, Alexander C. Matina, is Vice President of Investments of the general partner of MFP Partners, L.P.

How soon must I act to exercise my subscription rights?

The subscription rights may be exercised at any time during the subscription period, which commences on January __, 2016, through the expiration date for the rights offering, which is 5:00 p.m., New York time, on February __, 2016. If you elect to exercise any subscription rights, the subscription agent must actually receive all required documents and payments from you at or prior to the expiration date. Although we have the option of extending the expiration date of the subscription period at our sole discretion, we currently do not intend to do so.

May I transfer my subscription rights?

No, the rights are exercisable only by stockholders of record on the record date, and you may not sell, transfer or assign your subscription rights to anyone else.

Are there any limits on the number of shares of common stock I may own as a result of the exercise of subscription rights under the rights offering?

Yes. Subject to your ability to exercise the oversubscription privilege, you may only purchase the number of whole shares of common stock purchasable upon exercise of the basic subscription privilege included in the subscription rights distributed to you in the rights offering. Accordingly, the number of shares of common stock that you may purchase in the rights offering is limited by the number of our shares of common stock you held on the record date. Although stockholders that fully and properly exercise their basic subscription privilege have the right to exercise the oversubscription privilege, there can be no assurances of the number of shares that a holder will be able to acquire through the exercise of the oversubscription privilege. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.

Are we requiring a minimum subscription to complete the rights offering?

No.

Are there any other conditions to the completion of the rights offering?

Yes. The completion of the rights offering is subject to the conditions described under "The Rights Offering - Amendment, Withdrawal and Termination."

Can the rights offering be cancelled?

Yes. We reserve the right to cancel the rights offering at any time for any reason. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable to those persons who subscribed for shares in the rights offering.

How do I exercise my subscription rights if I am a record holder of shares of common stock?

If you wish to participate in the rights offering, you must properly complete the enclosed subscription rights certificate and deliver it, along with the full subscription price, to the subscription agent before 5:00 p.m., New York time, on February __, 2016. If you use the mail, we recommend that you use insured, registered mail, return receipt requested.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received. If the payment exceeds the subscription price for the full exercise of your subscription rights, then the excess will be returned to you as soon as practicable. You will not receive interest on any payments refunded to you under the rights offering.

What should I do if I want to participate in the rights offering, but my shares are held in the name of my broker, dealer, custodian bank or other nominee?

If you hold your shares of common stock in "street name" through a broker, dealer, custodian bank or other nominee, you will not receive an actual subscription rights certificate. Instead, as described in this prospectus, you must instruct your broker, dealer, custodian bank or other nominee whether or not to exercise rights on your behalf. We will ask your broker, dealer, custodian bank or other nominee to notify you of the rights offering.

If you wish to participate in the rights offering, you should complete and return to your nominee the form entitled "Beneficial Owner Election Form." You should receive this form from your nominee with the other rights offering materials. If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription payment to that nominee as well pursuant to their instructions. You must act timely to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering period.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, the subscription agent will return, without interest or penalty, as soon as practicable, all subscription payments. If you own shares in "street name," it may take longer for you to receive payment because the payments will be returned through your nominee.

Must I pay the subscription price in cash?

Yes. You must timely pay the full subscription price for the full number of shares of common stock you wish to acquire under the subscription privilege by wire, bank draft drawn on a U.S. bank, U.S. postal money order or personal check that clears before the expiration date of the rights offering.

Will the shares of common stock I acquire in the rights offering be subject to any stockholder agreement restricting my ability to sell or transfer my new shares of common stock?

No. You will not be subject to any stockholder agreement that restricts your ability to sell or transfer any new shares of common stock acquired by you in the rights offering. However, under federal securities laws, affiliates of our company will be subject to restrictions on their ability to transfer shares of our common stock by virtue of their status as "affiliates" of our company. An "affiliate" is generally defined as a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, our company,

After I exercise my subscription rights, may I change my mind?

No. All exercises of subscription rights are irrevocable by the stockholders, even if you later learn information about us that you consider unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock offered pursuant to this rights offering. However, we may cancel, extend or otherwise amend the rights offering at any time prior to the expiration date.

Does exercising my subscription rights involve risk?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of our common stock and should be considered as carefully as you would consider other equity investments. Among other things, you should carefully consider the risks described under the heading "Risk Factors" in this prospectus and the documents incorporated by reference into this prospectus.

What fees or charges apply if I exercise my subscription rights?

We are not charging any fees or sales commissions to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through a broker or other record holder of your shares, you are responsible for paying any fees that person may charge.

How do I exercise my subscription rights if I am a record holder of shares of common stock, and I live outside of the United States or have an army post office or foreign post office address?

The subscription agent will not mail and instead will hold subscription rights certificates for stockholders having addresses outside the United States or who have an army post office or foreign post office address. In order to exercise subscription rights, our foreign stockholders and stockholders with an army post office or foreign post office address must notify the subscription agent and timely follow other procedures described in the section of this prospectus entitled "The Rights Offering - Foreign and Other Stockholders."

When will I receive my new shares of common stock?

All shares that you purchase in the rights offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the subscription rights holder of record. As soon as practicable after the expiration of the rights offering, the subscription agent will arrange for the issuance of the shares of common stock purchased pursuant to the subscription privilege. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase by exercise of your subscription rights in order to comply with state securities laws.

What are the material U.S. federal income tax consequences of exercising my subscription rights?

The receipt and exercise of your subscription rights are generally not expected to be taxable under U.S. federal income tax laws; see "Certain Material U.S. Federal Income Tax Consequences."  Your individual tax situation may differ, and we cannot assure that there are no tax consequences. You should seek specific tax advice from your own tax advisor in light of your own tax situation, including as to the applicability and effect of any other tax laws.

What happens if I choose not to exercise my subscription rights?

You are not required to exercise your subscription rights or otherwise take any action in response to this rights offering. If you do not exercise your subscription privilege, and the rights offering is completed, the number of shares of our common stock you own will not change but, due to the fact that shares will be purchased by other stockholders in the rights offering, your percentage ownership of our total outstanding common stock will decrease.

How many shares of common stock will be outstanding after the rights offering?

As of January 12, 2016, there were 14,687,984 shares of our common stock outstanding and 25,000 shares of common stock held in treasury. We will issue up to a maximum of 2,500,000 shares of common stock in the rights offering. Based on the number of shares issued and outstanding as of January 12, 2016, if we issue all 2,500,000 shares of common stock available in this rights offering, we would have 17,187,984 shares of common stock issued and outstanding following the completion of the rights offering, excluding shares held in treasury. The actual number of shares of common stock that will be outstanding following the rights offering will depend on the extent to which the rights offering is subscribed by our stockholders. Assuming the number of shares issued and outstanding, excluding treasury shares, on January 12, 2016, the dilution from the rights offering would be 14.5%.

How much money will the Company receive from the rights offering and related financing?

If we issue all 2,500,000 shares of common stock available in this rights offering, the up to 576,923 shares of our common stock being sold to our December 2014 note purchasers as consideration for amendment of the 2014 Securities Purchase Agreement and the oversubscription rights, we will receive gross proceeds of $10,375,000. The net proceeds to us, after deducting estimated offering expenses, will be approximately $10,202,000. However, depending on the extent to which the rights offering is actually subscribed, including exercise of oversubscription rights, net proceeds may be less than this amount. We estimate that the expenses of the rights offering will be approximately $173,000. We intend to use the net proceeds for repayment of the convertible note indebtedness and general corporate purposes. See "Use of Proceeds."

Who should I contact if I have more questions?

If you have more questions about the rights offering process or need additional copies of the rights offering documents, please contact our information agent, Transfer Online, Inc., at (877) 901-6475.

PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before deciding whether to exercise your subscription rights. You should carefully read this entire prospectus, including the information under the heading "Risk Factors," and the documents incorporated by reference into this prospectus, which are described under the heading "Incorporation by Reference." In this prospectus, all references to the "Company," "S&W," "we," "us" and "our" refer to S&W Seed Company, a Nevada corporation, and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. The common stock is not being offered in any jurisdiction where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs.

Our Company and Corporate History

Founded in 1980 and headquartered in the Central Valley of California, we believe we are the leading producer and distributor of alfalfa seed in the world. Our production capabilities span both hemispheres in the world's key alfalfa seed production regions, with operations in the San Joaquin and Imperial Valleys of California, other Western states, South Australia and Canada. We sell our seed varieties in more than 30 countries across the globe primarily through a network of distributors. Historically, we have been recognized as the leading producer of non-dormant alfalfa seed varieties, which varieties have been bred for warm climates and high-yields, including varieties that can thrive in poor, saline soils. Our December 2014 acquisition of certain alfalfa research and production facility and conventional (non-GMO) alfalfa germplasm assets of DuPont Pioneer, a wholly-owned subsidiary of E.I. du Pont de Nemours and Company, has made us a leading producer of dormant, high yield alfalfa seed varieties, which are the varieties suitable for cold weather conditions. As a result of the above activity, our alfalfa seed business now encompasses the production, breeding and sale of non-dormant and dormant conventional varieties and the potential for future production and sale of GMO (genetically modified organism) varieties. In addition to alfalfa seed production and sales, which is our core business, we also conduct an ongoing stevia breeding program.

Following our initial public offering in fiscal 2010, we expanded certain pre-existing business initiatives and added new ones, including:

  diversifying our production geographically by expanding from solely producing seed in the San Joaquin Valley of California to initially adding production capability in the Imperial Valley of California, then expanding into Australia (primarily South Australia) and, most recently, adding production in other western states and Canada;

  expanding from solely offering non-dormant varieties to now having a full range of both dormant and non-dormant varieties;

  teaming with FGI and Monsanto to develop GMO alfalfa seeds, using our germplasm and Monsanto's genetically modified traits;

  expanding the depth and breadth of our research and development capabilities in order to develop new varieties of both dormant and non-dormant alfalfa seed with traits sought after by our existing and future customers;

  expanding our distribution channels and customer base, initially through the acquisition of the customer list of our key international customer in the Middle East in July 2011, and thereafter, through certain strategic acquisitions;

  expanding our sales geographically both through the expansion of our product offerings to have product needed in regions we historically did not cover and through an expansion of our sales and marketing efforts generally; and

  implementing a stevia breeding program to develop new stevia varieties that incorporate the most desirable characteristics of this all-natural, zero calorie sweetener.

We have accomplished these expansion initiatives through a combination of organic growth and strategic acquisitions, foremost among them:

  the acquisition of Imperial Valley Seeds, Inc. ("IVS") in October 2012, which enabled us to expand production of non-GMO seed into California's Imperial Valley, thereby ensuring a non-GMO contaminated source of seed due to the prohibition on GMO crops in the Imperial Valley, as well as enabling us to diversify our production areas and distribution channels;

  the acquisition of a portfolio of dormant germplasm in August 2012 to launch our entry into the dormant market;

  the acquisition of the dominant local producer of non-dormant alfalfa seed in South Australia, Seed Genetics International Pty Ltd ("SGI") in April 2013, which greatly expanded our production capabilities and geographic diversity; and

  the acquisition of the alfalfa production and research facility assets and conventional (non-GMO) alfalfa germplasm from DuPont Pioneer in December 2014, thereby substantially expanding upon our initial entrance into the dormant alfalfa seed market that began in 2012 and enabling us to greatly expand our production and research and product development capabilities.

We believe our 2013 combination with SGI created the world's largest non-dormant alfalfa seed company and gave us the competitive advantages of year-round production in that market. With the completion of the acquisition of dormant alfalfa seed assets from DuPont Pioneer in December 2014, we believe we have become the largest alfalfa seed company worldwide (by volume), with industry-leading research and development, as well as production and distribution capabilities in both hemispheres and the ability to supply proprietary dormant and non-dormant alfalfa seed. Our operations span the world's alfalfa seed production regions, with operations in the San Joaquin and Imperial Valleys of California, five additional Western states, Australia and three provinces in Canada.

We also own and operate seed-cleaning and processing facilities in Five Points, California and Nampa, Idaho. Our Nampa Facility, which we acquired in the DuPont Pioneer acquisition, sits on approximately 80 acres and includes conditioning, treating, bagging and warehouse facilities that had been used by DuPont Pioneer for its alfalfa seed processing needs.

From 1980 until 2009, our business was operated as a general partnership. We bought out the former partners beginning in June 2008, incorporated in October 2009 in Delaware and completed the buyout of the general partners in May 2010. We reincorporated in Nevada in December 2011. SGI, which is our wholly owned subsidiary, was incorporated as a limited proprietary corporation in South Australia in 1993, as Harkness Group, changed its name to Seed Genetics Australia Pty Ltd in 2002, and in 2011 changed its name to Seed Genetics International Pty Ltd.

Our principal business office is located at 7108 North Fresno Avenue, Suite 380, Fresno, CA 93720, and our telephone is number (559) 884-2535. SGI's principal office space is located in Unley, South Australia. Our website address is www.swseedco.com. Information contained on our website or any other website does not constitute part of this prospectus.

The Rights Offering

Securities Offered

We are distributing at no charge 0.0937646 non-transferable subscription rights for each share of common stock that you owned or are deemed to own based on an assumed conversion of your convertible note or assumed exercise of your accompanying warrants, as applicable, as of 5:00 p.m., New York time, on the record date, which is January __, 2016, either as a holder of record or, in the case of shares held through brokers, dealers, custodian banks or other nominees on your behalf, as beneficial owner of the shares. The total number of subscription rights issued to each holder will be rounded down to the nearest whole number. As a result, we may not issue the full number of shares authorized for issuance in connection with this rights offering.

Subscription Privilege

We will distribute 0.0937646 subscription rights to each holder of record of common stock, convertible notes and accompanying warrants (on an as converted and as exercised basis) for each share of common stock held by such holder. In addition, each holder of convertible notes and accompanying warrants issued in our December 2014 convertible note private placement (sometimes referred to herein as the "December 2014 offering") will be issued subscription rights based on the deemed conversion of the convertible notes and deemed exercise of the 2014 warrants as of the date preceding the record date. As used in this prospectus, the term "stockholder" shall include the holders of convertible notes and warrants, unless the context indicates otherwise. The total number of subscription rights issued to you will be rounded down to the nearest whole number. Each whole subscription right will entitle you to purchase one share of common stock at the subscription price. You may exercise your subscription privilege for some or all of your subscription rights, or you may choose not to exercise your subscription rights.

Oversubscription Privilege

If you exercise your basic subscription privilege in full, you may also subscribe to purchase a portion of the oversubscription amount, which will be determined by subtracting from 2,500,000 the number of shares subscribed for pursuant to the basic subscription privilege and the shares sold pursuant to the convertible note purchasers' participation right. We refer to the shares available for oversubscription as the "oversubscription pool." All subscription funds, including any funds for oversubscription shares, will be held in escrow pending final determination of the oversubscription allocation.

If sufficient shares of common stock are available, we will seek to honor your oversubscription request in full. If, however, there are not enough shares available to fully satisfy all oversubscription right requests, we will allocate the available shares of common stock pro rata among those stockholders exercising their oversubscription privilege in proportion to the product (rounded down so that the subscription price multiplied by the aggregate number of shares does not exceed the aggregate offering amount) obtained by multiplying the number of shares such stockholder subscribed for under the oversubscription privilege by a fraction the numerator of which is the number of unsubscribed shares and the denominator of which is the total number of shares sought to be subscribed for under the oversubscription privilege by all holders participating in such oversubscription. The subscription agent will return any excess payments by mail without interest or deduction as soon as reasonably practical after the expiration date.

  On the date of termination of the rights offering, we will place into escrow the subscribed for shares in the "offered pool" (up to 1,923,077 shares on an as converted basis to stockholders, noteholders and warrant holders).

  After the close of business on the date of termination of the rights offering, we will send to the convertible note purchasers an amendment to the December 2014 Securities Purchase Agreement along with notice of their subscription right to their pro rata portion of 30% of the amount of shares placed into escrow. Assuming the maximum number of shares is subscribed for, the 30% amount is 576,923 shares. The convertible note purchasers will have three business days in which to determine if they will participate, and until the close of the fourth business day to make payment for the shares subscribed for at the same price as the rights offering, which we will consummate as a "takedown" from our existing shelf registration statement.

  After the close of business on that fourth business day, we will tally the amounts subscribed for as a result of the steps outlined in the two preceding bullet points, and the difference between 2,500,000 shares and that amount is the "oversubscription amount." The subscription agent will have the amount of oversubscription that each stockholder has indicated it would like to "purchase." The subscription agent will allocate the oversubscription amount accordingly (i.e., if the total amount of oversubscription is less than the oversubscription amount, the oversubscription requests will be allocated in full; however, if the amount of oversubscription requests exceeds the oversubscription amount, the subscription agent will allocate the pool pro rata).

Subscription Price

The subscription price per share of common stock is $4.15. To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the rights offering period.

Record Date Use of Proceeds	January __, 2016. Debt service on the convertible notes and general working capital.

Procedure for Exercising Subscription Rights

The subscription rights may be exercised at any time during the subscription period, which commences on January __, 2016. To exercise your subscription rights, you must properly complete the enclosed subscription rights certificate and deliver it, along with the full subscription price (including any amounts in respect of your oversubscription privilege), to the subscription agent, Transfer Online, Inc. before 5:00 p.m., New York time, on February __, 2016, unless the expiration date is extended.

Payment Adjustments

If you send a payment that is insufficient to purchase the number of shares requested, or if the number of shares requested is not specified in the rights certificate, the payment received will be applied to exercise your subscription rights to the extent of the payment. If the payment exceeds the amount necessary for the full exercise of your subscription rights, including any oversubscription rights exercised and permitted, the excess will be returned to you as soon as practicable. You will not receive interest or a deduction on any payments refunded to you under the rights offering.

Shares of Common Stock Issued and Outstanding Before the Rights Offering, Eligible to Participate in the Rights Offering and Outstanding After Completion of the Rights Offering

As of January 12, 2016, there were 14,687,984 shares of our common stock outstanding and 25,000 shares held in treasury. The number of shares that will be entitled to participate in the rights offering also includes an additional 3,121,642 shares issuable upon conversion of convertible notes outstanding and 2,699,999 shares issuable upon exercise of warrants outstanding as of the record date. Accordingly, a total of 20,509,625 shares will be eligible to participate pro rata in the rights offering.

Subject to the offer and sale of up to 576,923 shares of our common stock to the convertible note purchasers, we will issue up to a maximum of 2,500,000 shares of common stock in the rights offering, depending on the number of subscription rights that are exercised and the number of shares acquired as a result of exercise of oversubscription privileges described in this prospectus. Based on the number of shares outstanding as of January 12, 2016, if we issue all 2,500,000 shares of common stock available in this rights offering assuming it is fully subscribed, we would have 17,187,984 shares of common stock issued and outstanding following the completion of the rights offering, excluding shares held in treasury. The actual number of shares of common stock that will be outstanding following the rights offering will depend on the extent to which the rights offering is actually subscribed, the extent of exercise of the 30% participation right of the convertible note purchasers in a separate offering and the number of shares actually issued through exercise of oversubscription privileges.

Subscription Ratio

Based on an aggregate of 20,509,625 shares eligible to participate in the rights offering, we will issue 0.0937646 subscription rights for each share of common stock held of record or deemed to be held as of the record date.

Non-transferability of Subscription Rights	The subscription rights may not be sold, transferred or assigned to anyone else.

Prior Private Placement with MFP Partners, L.P.

In November 2015, we sold 1,180,722 shares of our common stock to one of our stockholders, MFP Partners, L.P., at a purchase price of $4.15 per share for total gross proceeds of $4,899,996.30 in a private placement exempt from registration by Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder. That private placement is a distinct transaction from the rights offering. Subject to the terms and conditions of the rights offering, MFP Partners, L.P. has expressed its intention to purchase its pro rata share of subscription rights and any available unsubscribed shares until it owns, in the aggregate, up to a maximum of 19.9% of our issued and outstanding common stock. One of our directors, Alexander C. Matina, is Vice President of Investments of the general partner of MFP Partners, L.P., and he recused himself from voting on the private placement and the rights offering.

No Revocation of Exercise by Stockholders

All exercises of subscription rights are irrevocable, even if you later learn information about us that you consider unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock offered pursuant to this rights offering.

Conditions to the Rights Offering	The completion of the rights offering is subject to the conditions described under "The Rights Offering - Amendment, Withdrawal and Termination."
Amendment; Cancellation

We may amend the terms of the rights offering or extend the rights offering period. We also reserve the right to cancel the rights offering at any time prior to the expiration date for any reason. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable, to those persons who subscribed for shares in the rights offering. We will notify you of any amendments or modifications to the terms of the rights offering, or if the rights offering is cancelled, by issuing a press release.

No Board Recommendation

Our board of directors is making no recommendations regarding your exercise of the subscription rights. You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and the rights offering. See "Risk Factors."

Issuance of Common Stock

All shares of common stock that you purchase in the rights offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the subscription rights holder of record. As soon as practicable after the expiration of the rights offering, the subscription agent will arrange for the issuance of the shares of common stock purchased pursuant to the subscription privilege. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase by exercise of your subscription rights in order to comply with state securities laws.

Certain Material U.S. Federal Tax Consequences

The receipt and exercise of your subscription rights are generally not expected to be taxable under U.S. federal income tax laws; see "Certain Material U.S. Federal Income Tax Consequences."  Your individual tax situation may differ, and we cannot assure that there are no tax consequences. You should seek specific tax advice from your own tax advisor in light of your own tax situation, including as to the applicability and effect of any other tax laws.

Subscription Agent, Information Agent and Escrow Agent	Transfer Online, Inc.
Risk Factors

Stockholders considering making an investment by exercising subscription rights in the rights offering should carefully read and consider the information set forth in "Risk Factors" beginning on page 17 of this prospectus, together with the other information contained in or incorporated by reference into this prospectus, before making a decision to invest in our common stock.

Nasdaq Capital Market Symbol	SANW

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully read and consider the risks described below, together with the other information contained in or incorporated by reference into this prospectus, including under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, before making a decision to invest in our common stock. The risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of the following risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to the Rights Offering

The price of our common stock is volatile and may decline before or after the subscription rights expire.

The market price of our common stock is subject to wide fluctuations in response to numerous factors, including factors that have little or nothing to do with us or our performance, and these fluctuations could materially reduce our stock price. These factors include, among other things, the fact that our stock is relatively thinly traded, and as a result trades of small numbers of our shares can have a significant impact on the trading price of our stock, business conditions in our markets and the general state of the securities markets and the market for other agricultural stocks, changes in capital markets that affect the perceived availability of capital to companies in our industry, governmental legislation or regulation and general economic and market conditions, such as recessions and downturns in the United States or global economy. In addition, the stock market historically has experienced significant price and volume fluctuations, as happened in late August 2015 and at various other times in recent years. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock, which may make it difficult for you to resell shares of our common stock owned by you at times or at prices that you find attractive.

If you do not fully exercise your subscription privilege, your interest in us may be significantly diluted, and to the extent the subscription price is less than the fair value of our common stock, you would experience an immediate dilution of the aggregate fair value of your shares, which could be substantial.

Up to a maximum of 2,500,000 shares are issuable in the rights offering, including the 30% participation right of our convertible note purchasers from our December 2014 offering referenced above, which shares are issuable in a distinct offering. Accordingly, if you do not exercise your subscription privilege in full, your interest in us will be significantly diluted. In addition, if the subscription price is less than the fair value of our common stock, you would experience immediate dilution of the value of your shares relative to what your value would have been had our common stock been issued at fair value. This dilution could be substantial.

The subscription price determined for the rights offering is not an indication of the fair value of our common stock.

Our board of directors considered a number of factors in determining the price for the rights offering, including:

  the price per share at which MFP Partners, L.P., a significant stockholder, purchased shares in a private placement in November 2015;

  the price at which our stockholders might be willing to participate in the rights offering;

  historical and current trading prices for our common stock, including on a volume weighted average share price basis over certain periods; and

  the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis.

The subscription price is not necessarily related to our book value, results of operations, cash flows, financial condition or net worth or any other established criteria of value and may or may not be considered the fair value of our common stock at the time the rights offering was approved by our board of directors or during the rights offering period. We cannot assure you that the trading price of our common stock will not decline during or after the rights offering. We also cannot assure you that you will be able to sell shares purchased in this rights offering at a price equal to or greater than the subscription price. We do not intend to change the subscription price in response to changes in the trading price of our common stock prior to the closing of the rights offering.

One of our directors, Alexander C. Matina, is Vice President of Investments of the general partner of MFP Partners, L.P., the purchaser in our November 2015 private placement. Mr. Matina recused himself from the determination of the board to proceed with the private placement and the rights offering.

Our board of directors is not making any recommendations regarding your exercise of the subscription rights, and we did not receive a fairness opinion from a financial advisor in determining the subscription price or the terms of the offering.

Our board of directors is not making any recommendations regarding your exercise of the subscription rights. In addition, we did not receive a fairness opinion from a financial advisor in determining the subscription price or the terms of the offering. Stockholders who exercise subscription rights risk investment loss on new money invested. We cannot assure you that the trading price for our common stock will be above the subscription price at the time of exercise or at the expiration of the rights offering period or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and the rights offering.

The rights offering may cause the price of our common stock to decline.

The announcement of the rights offering and its terms, including the subscription price, together with the number of shares of common stock we could issue if this rights offering is completed, may result in an immediate decrease in the trading price of our common stock. This decrease may continue after the completion of the rights offering. If that occurs, your purchase of shares of our common stock in the rights offering may be at a price greater than the prevailing trading price. Further, if the holders of the shares received upon exercise of the subscription rights choose to sell some or all of their shares, the resulting sales could also depress the trading price of our common stock.

Because you may not revoke or change your exercise of the subscription rights, you could be committed to buying shares above the prevailing trading price at the time the rights offering is completed.

Once you exercise your subscription rights, you may not revoke or change the exercise. The trading price of our common stock may decline before the subscription rights expire. If you exercise your subscription rights, and, afterwards, the trading price of our common stock decreases below the $4.15 per share subscription price, you will have committed to buying shares of our common stock at a price above the prevailing trading price and could have an immediate unrealized loss. Our common stock is traded on the Nasdaq Capital Market under the symbol "SANW." On January 12, 2016, the last reported sale price of our common stock on the Nasdaq Capital Market was $4.23 per share. There can be no assurances that the trading price of our common stock will equal or exceed the subscription price at the time of exercise or at the expiration of the subscription rights offering period.

You may not be able to resell any shares of our common stock that you purchase pursuant to the exercise of subscription rights immediately upon expiration of the subscription rights offering period.

If you exercise subscription rights, you may not be able to resell the common stock purchased by exercising your subscription rights until you, or your broker, custodian bank or other nominee, if applicable, have received those shares. Moreover, you will have no rights as a stockholder of the shares you purchased in the rights offering until we issue the shares to you. Although we will endeavor to issue the shares as soon as practicable after completion of the rights offering, including after all necessary calculations have been completed, there may be a delay between the expiration date of the rights offering and the time that the shares are issued.

Because we will have broad discretion over the use of the net proceeds from the rights offering, you may not agree with how we use the proceeds.

We intend to use the net proceeds for repayment of convertible indebtedness and general corporate purposes. However, we may allocate the proceeds among these purposes as we determine is appropriate. In addition, economic and financial market conditions may require us to allocate portions of the net proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of proceeds from the rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in a manner that you consider appropriate.

If you do not act timely and follow the subscription instructions, your exercise of subscription rights will be rejected.

Stockholders that desire to purchase shares in the rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration date of the rights offering. If you are a beneficial owner of shares, you must act timely to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering period. We are not responsible if your broker, dealer, custodian bank or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering period. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the rights offering prior to the expiration of the rights offering period, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form. We have the sole discretion to determine whether the exercise of your subscription rights properly and timely follows the subscription procedures.

If you make payment of the subscription price by uncertified personal check, your check may not clear in sufficient time to enable you to purchase shares in the rights offering.

Any uncertified personal check used to pay the subscription price in the rights offering must clear prior to the expiration date of the rights offering, and the clearing process may require five or more business days. As a result, if you choose to use an uncertified personal check to pay the subscription price, it may not clear prior to the expiration date, in which event you would not be eligible to exercise your subscription rights. You may eliminate this risk by paying the subscription price by wire or bank draft drawn on a U.S. bank or a U.S. postal money order.

Because the subscription rights are non-transferable, there is no market for the subscription rights.

You may not sell, transfer or assign your subscription rights to anyone else. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise the subscription rights and acquire additional shares of our common stock to realize any value that may be embedded in the subscription rights.

The receipt and exercise of your subscription rights generally are not expected to be taxable under U.S. federal income tax laws, but we can provide no assurances that there will not be any tax consequences.

You should seek specific tax advice from your own tax advisor in light of your own tax situation. If the distribution in the rights offering as a result of the various participating rights is deemed not proportional by the Internal Revenue Service, then you could be deemed to have received a taxable dividend if we have undistributed current or accumulated earnings and profits. See "Certain Material U.S. Federal Income Tax Consequences."

Risks Relating to Our Business and Industry

Our earnings can be negatively impacted by declining demand brought on by varying factors, many of which are out of our control.

A variety of factors, notably a severe downturn in the domestic dairy industry, could have a negative effect on sales of alfalfa hay, and as a result, the demand for our alfalfa seed in the domestic market. At times, including fiscal 2014, the demand for our seed has also declined in the Middle East as the result of common, uncertified seed flooding the market at lower prices than those at which we were willing to sell our certified seed. In fiscal 2015, many of these factors started to correct themselves, but these circumstances could continue or reoccur, and our earnings could be negatively impacted. In addition, demand for our products could decline because of other supply and quality issues or for any other reason, including products of competitors that might be considered superior by end users. A decline in demand for our products could have a material adverse effect on our business, results of operations and financial condition.

Our earnings may also be sensitive to fluctuations in market prices.

Market prices for our alfalfa seed can be impacted by factors such as the quality of the seed and the available supply, including whether lower quality, uncertified seed is available. Growing conditions, particularly weather conditions such as windstorms, floods, droughts and freezes, as well as diseases and pests and the adventitious presence of GMO, are primary factors influencing the quality and quantity of the seed and, therefore, the market price at which we can sell our seed to our customers. A decrease in the prices received for our products could have a material adverse effect on our business, results of operations and financial condition.

Our earnings are vulnerable to cost increases.

Future increase in costs such as the costs of growing seed through growers or by us internally, could cause our margins and earnings to decline unless we are able to pass along the increased price of production to our customers. We may not be able to increase the price of our seed sufficiently to maintain our margins and earnings in the future.

Our inventory of seed can be adversely affected by the market price being paid for other crops.

Our seed production, both in the U.S. and Australia, substantially relies on unaffiliated growers to grow our proprietary seed and to sell it to us at negotiated prices each year. Growers have a choice of what crops to plant. If a particular crop is paying a materially higher price than has been paid in the past, growers may decide to not grow alfalfa seed in favor of receiving a higher return from an alternative crop planted on the same acreage. If our growers decline to a significant degree to plant the acreage on which we rely, and if we cannot find other growers to plant the lost acreage, our inventory of seed could be insufficient to satisfy the needs of our customers, and our business, results of operations and financial condition could materially decline. In addition, our customers could look to other suppliers for their seed if we cannot satisfy their requirements, and we may not be able to regain them as customers once our inventory levels have returned to normal.

Adverse weather conditions, natural disasters, crop disease, pests and other natural conditions can impose significant costs and losses on our business.

Alfalfa seed, our primary product, is vulnerable to adverse weather conditions, including windstorms, floods, drought and temperature extremes, which are common but difficult to predict. In addition, alfalfa seed is vulnerable to crop disease and to pests, which may vary in severity and effect, depending on the stage of production at the time of infection or infestation, the type of treatment applied and climatic conditions. Unfavorable growing conditions can reduce both crop size and quality. However, these factors can nevertheless directly impact us by decreasing the quality and yields of our seed and reducing our inventory and the supply of seed we sell to our customers. These factors can increase costs, decrease revenue and lead to additional charges to earnings, which may have a material adverse effect on our business, results of operations and financial condition.

Because our alfalfa seed business is highly seasonal, our revenue, cash flows from operations and operating results may fluctuate on a seasonal and quarterly basis.

We expect that the majority of our revenues will continue to be generated from our alfalfa seed business. Our alfalfa seed business is highly seasonal, with the highest concentration of sales occurring during the third and fourth fiscal quarters. The seasonal nature of our operations results in significant fluctuations in our working capital during the growing and selling cycles. We have experienced, and expect to continue to experience, significant variability in net sales, operating cash flows and net income on a quarterly basis.

We have had a material concentration of revenue from a small group of customers that fluctuates, and the loss of any of these customers in any quarter could have a material adverse effect on our revenue.

On a historical basis, we have experienced a material concentration of revenue from a small group of customers. This concentration fluctuates from quarter to quarter, depending on our customer's specific requirements, which are themselves cyclical. However, in any particular quarter, we generally have a small group of customers that accounts for a substantial portion of that quarter's revenue. Most of these customers are not contractually obligated to purchase seed from us. The loss of one or more of these customers on a quarterly basis, when taken year over year, could have a material adverse impact on our business, financial position, results of operations and operating cash flows. We could also suffer a material adverse effect from any losses arising from a major customer's disputes regarding shipments, product quality or related matters, or from our inability to collect accounts receivable from any major customer. There are no assurances that we will be able to maintain our current customer relationships or that they will continue to purchase our seed in the current projected quantities. Any failure to do so may materially adversely impact our business.

Because we depend on a core group of significant customers, our sales, cash flows from operations and results of operations may be negatively affected if our key customers reduce the amount of products they purchase from us.

We rely upon a small group of customers for a large percentage of our net revenue. Overall, two customers accounted for 49% of our fiscal 2015 revenue. We expect that a small number of customers will continue to account for a substantial portion of our net revenue for the foreseeable future.

The loss of, or a significant adverse change in, our relationship with these customers, or any other major customer, could have a material adverse effect on our business, financial position, results of operations and operating cash flows. The loss of, or a reduction in orders from, any significant customers, losses arising from customers' disputes regarding shipments, product quality, or related matters, or our inability to collect accounts receivable from any major customer could have a material adverse effect on us. There is no assurance that we will be able to maintain the relationships with our major customers or that they will continue to purchase our seed in the quantities that we expect and rely upon. If we cannot do so, our results of operations could suffer.

Because we do not grow the alfalfa seed that we sell, we are substantially dependent on our network of growers, and our sales, cash flows from operations and results of operations may be negatively affected if we are unable to maintain an adequate network of contract growers to supply our seed requirements.

As of the completion of the fall 2015 harvest, we are no longer growing any of the alfalfa seed that we sell, and therefore, we are entirely dependent upon our network of growers. While we have some supply contracts with our growers of two or three years, many of our grower contracts cover only one year, which makes us particularly vulnerable to factors beyond our control. Events such as a shift in pricing caused by an increase in the value of commodity crops other than seed crops, increase in land prices, unexpected competition or reduced water availability could disrupt our supply chain. Any of these disruptions could limit the supply of seed that we obtain in any given year, adversely affecting supply and thereby lowering revenue. Such disruption could also damage our customer relationships and loyalty to us if we cannot supply the quantity of seed expected by them. In particular, we have had some of our California growers decide to not grow alfalfa seed due to drought conditions. This situation could reoccur and could negatively impact our revenue if we do not otherwise have sufficient seed inventory available for sale.

SGI relies on a pool of approximately 150 Australian growers to produce its proprietary seeds. Each grower arrangement is typically made for a term of seven to ten harvests. Although SGI's grower pool is diversified, it is not without risks. Adverse agronomic or climatic factors could lead to grower exodus and negatively impact SGI's revenue if SGI does not otherwise have sufficient seed inventory available for sale.

A lack of availability of water in the U.S. or Australia could impact our business.

Adequate quantities and correct timing of the application of water are vital for most agriculture to thrive. Whether particular farms are experiencing water shortages depends, in large part, on their location. However, continuing drought conditions can threaten all farmland other than those properties with their own water sources. Although alfalfa seed is not a water- intensive crop, the availability or the cost of water is a factor in the planting of the alfalfa hay grown from our seed, and we have experienced a decline in the willingness of some California farmers to grow alfalfa seed as a result of the ongoing severe California drought conditions. Moreover, if the dairy farmers and others who purchase our alfalfa seed to grow hay cannot get an adequate supply of water, or if the cost of water makes it uneconomical for the farmers to grow alfalfa, we may not be able to sell our seed, which could have an adverse impact on our results of operations. We cannot predict if water shortages will impact our business in the future, but if alfalfa hay growers are impacted by water shortages, our business could also materially decline.

We face intense competition, and our inability to compete effectively for any reason could adversely affect our business.

The alfalfa seed market is highly competitive, and our products face competition from a number of small seed companies, as well as large agricultural and biotechnology companies. We compete primarily on the basis of consistency of product quality and traits, product availability, customer service and price. Many of our competitors are, or are affiliated with, large diversified companies that have substantially greater marketing and financial resources than we have. These resources give our competitors greater operating flexibility that, in certain cases, may permit them to respond better or more quickly to changes in the industry or to introduce new products more quickly and with greater marketing support. Increased competition could result in lower profit margins, substantial pricing pressure, reduced market share and lower operating cash flows. Price competition, together with other forms of competition, could have a material adverse effect on our business, financial position, results of operations and operating cash flows.

If we are unable to estimate our customers' future needs accurately and to match our production to the demand of our customers, our business, financial condition and results of operations may be adversely affected.

We sell our seed primarily to dealers and distributors who, in turn, sell primarily to hay and dairy farmers who grow hay for dairy cattle and other livestock. Due to the nature of the alfalfa seed industry, we normally produce seed according to our production plan before we sell and deliver seed to distributors and dealers. Our dealers and distributors generally make purchasing decisions for our products based on market prices, economic and weather conditions and other factors that we and our dealers and distributors may not be able to anticipate accurately in advance. If we fail to accurately estimate the volume and types of products sought by the end users and otherwise adequately manage production amounts, we may produce more seed than our dealers and distributors want, resulting in excess inventory levels. On the other hand, if we underestimate demand, which has happened in the past, we may not be able to satisfy our dealers and distributors' demand for alfalfa seed, and thus damage our customer relations and end-user loyalty. Our failure to estimate end users' future needs and to match our production to the demand of our customers may adversely affect our business, financial condition and results of operations.

Our third-party distributors may not effectively distribute our products.

We depend in part on third-party distributors and strategic relationships for the marketing and selling of our products. We depend on these distributors' efforts to market our products, yet we are unable to control their efforts completely. In addition, we are unable to ensure that our distributors comply with all applicable laws regarding the sale of our products, including the United States Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. 78dd-1, et seq. If our distributors fail to effectively market and sell our products, and in full compliance with applicable laws, our operating results and business may suffer.

We extend credit to our largest international customer and to certain of our other international customers, which exposes us to the difficulties of collecting our receivables in foreign jurisdictions if those customers fail to pay us.

Although payment terms for our seed sales generally are 90 to120 days, we regularly extend credit to our largest international customer, Sorouh Agricultural Company, and to other international customers. Sales of our alfalfa seed varieties to Sorouh and to other international customers represented a material portion of our revenue in fiscal 2015 and that we will continue to extend credit in connection with those sales. Because these customers are located in foreign countries, collection efforts, were they to become necessary, could be much more difficult and expensive. Moreover, future political and/or economic factors, as well as future unanticipated trade regulations, could negatively impact our ability to timely collect outstanding receivables from these important customers. The extension of credit to our international customers exposes us to the risk that our seed will be delivered but that we may not receive all or a portion of the payment therefor. If these customers are unable or unwilling to fully pay for the seed they purchase on credit, our results of operations and financial condition could be materially negatively impacted. Moreover, our internal forecasts on which we make business decisions throughout the year could be severely compromised, which could, in turn, mean that we spend capital for operations, investment or otherwise that we would not have spent had we been aware that the customer would not honor its credit extension obligation.

Our current reliance on the seed development and production business does not permit us to spread our business risks among different business segments, and thus a disruption in our seed production or the industry would harm us more immediately and directly than if we were diversified.

We currently operate mainly in the alfalfa seed business, and we do not expect this to change materially in the foreseeable future. Without business line diversity, we will not be able to spread the risk of our operations. Therefore, our business opportunities, revenue and income could be more immediately and directly affected by disruptions from such things as drought and disease or widespread problems affecting the alfalfa industry, payment disruptions and customer rejection of our varieties of alfalfa seed. If there is a disruption as described above, our revenue and income could be reduced, and our business operations might have to be scaled back.

If we fail to introduce and commercialize new alfalfa seed varieties, we may not be able to maintain market share, and our future sales may be harmed.

The performance of our new alfalfa seed varieties may not meet our customers' expectations, or we may not be able to introduce and commercialize specific seed varieties. Reorder rates are uncertain due to several factors, many of which are beyond our control. These include changing customer preferences, which could be further complicated by competitive price pressures, our failure to develop new products to meet the evolving demands of the end users, the development of higher-demand products by our competitors and general economic conditions. The process for new products to gain market recognition and acceptance is long and has uncertainties. If we fail to introduce and commercialize a new seed variety that meets the demand of the end user, if our competitors develop products that are favored by the end users, or if we are unable to produce our existing products in sufficient quantities, our growth prospects may be materially and adversely affected, and our revenue may decline. In addition, sales of our new products could replace sales of some of our current similar products, offsetting the benefit of even a successful product introduction.

The presence of GMO alfalfa in Australia or California could impact our sales.

GMO crops currently are prohibited in most of the international markets in which our proprietary seed is currently sold, and there are regions in the United States, including the Pacific Northwest, where even small quantities of GMO material inadvertently interspersed with conventional seed make the seed undesirable, which causes customers to look elsewhere for their alfalfa seed requirements. The greater the use of GMO seed in California and other alfalfa seed growing regions, the greater the risk that the adventitious presence of GMO material in our seed production will occur due to pollination from hay fields or other seed fields. We regularly test for the adventitious presence of GMO in our conventional seed, and we have seen a slight increase in the percentage of GMO material over the past several years. Our seed containing GMO material can only be sold domestically or in other jurisdictions that permit the importation of GMO alfalfa. If we are unable to isolate our conventional (non-GMO) seed from inadvertently being contaminated by GMO seed, we may find it more difficult to sell that seed in our key markets, which could materially adversely impact our revenue over time.

The stevia market may not develop as we anticipate, and therefore our continued research and development activities with respect to stevia may never become profitable to us.

There are a number of challenges to market acceptance of stevia as a natural, non-caloric sweetener. Stevia has its own unique flavor, which can affect the taste of some foods and beverages. A common complaint about stevia is that some of its extracts and derivatives have a bitter aftertaste, and its taste does not uniformly correspond to all regional taste preferences or combine well with some food flavors. Other factors that could impact market acceptance include the price structure compared to other sugar substitutes and availability. If the high-intensity, non-caloric sweetener market declines or if stevia fails to achieve substantially greater market acceptance than it currently enjoys, we might not ever be able to profit from our continued research and development activities relating to stevia or any commercial applications that we derive therefrom. Even if products conform to applicable safety and quality standards, sales could be adversely affected if consumers in target markets lose confidence in the safety, efficacy and quality of stevia. Adverse publicity about stevia or stevia-based products may discourage consumers from buying products that contain stevia. Any of these developments could adversely impact the future amount of dry leaf stevia, processed stevia leaves or extract we are able to sell, which could adversely impact our results of operations.

If we are unable to acquire sufficient raw materials or produce sufficient finished product, we will not be able to meet the demands of our customers.

We must acquire sufficient alfalfa seed to meet the demands of our customers. An alfalfa seed shortage could result in loss of sales and damage to our reputation. Because we no longer grow any of our seed ourselves, our proprietary seed is only available from our contract growers. Therefore, if our growers become unable or unwilling to produce the required commercial quantities of alfalfa seed on a timely basis and at commercially reasonable prices, we will likely be unable to meet customer demand. The failure to satisfy our customers not only could adversely impact our financial results but could irreparably harm our reputation.

The loss of key employees or the failure to attract qualified personnel could have a material adverse effect on our ability to run our business.

The loss of any of our current executives, key employees or key advisors, or the failure to attract, integrate, motivate and retain additional key employees, could have a material adverse effect on our business. Although we have employment agreements with our Chief Executive Officer, our Chief Financial Officer and our Chief Operating Officer, as well as certain other employees, any employee could leave our employ at any time if he chose to do so. We do not carry "key person" insurance on the lives of any of our management team. As we develop additional capabilities, we may require more skilled personnel who must be highly skilled and have a sound understanding of our industry, business or processing requirements. Recruiting skilled personnel is highly competitive. There can be no assurance that we will continue to attract and retain the personnel needed for our business. The failure to attract or retain qualified personnel could have a material adverse effect on our business.

We may not be able to manage expansion of our operations effectively.

We expect our operations to grow rapidly in the near future, both as we expand our historical alfalfa seed business both domestically and internationally through internal grown and synergistic acquisitions and increase our growers' production. We currently face these challenges in connection with the integration of the business operations we acquired from DuPont Pioneer, which expanded our operations into five states and three Canadian provinces. These efforts will require the addition of employees, expansion of facilities and greater oversight, perhaps in diverse locations. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, execute on our business strategies or respond to competitive pressures, and we may have difficulties maintaining and updating the internal procedures and the controls necessary to meet the planned expansion of our overall business.

Our management will also be required to maintain and expand our relationships with customers, suppliers and third parties as well as attract new customers and suppliers. We expect that our sales and marketing costs will increase as we grow our product lines and as we increase our sales efforts in new and existing markets. Our current and planned operations, personnel, systems and internal procedures and controls may not be adequate to support our future growth.

We may be unable to successfully integrate the businesses we have recently acquired and may acquire in the future with our current management and structure.

As part of our growth strategy, we may acquire additional businesses, product lines or other assets. We may not be able to locate or make suitable acquisitions on acceptable terms, and future acquisitions may not be effectively and profitably integrated into our business. Our failure to successfully complete the integration of the businesses we acquire could have an adverse effect on our prospects, business activities, cash flow, financial condition, results of operations and stock price. Integration challenges may include the following:

  assimilating the acquired operations products and personnel with our existing operations, products and personnel;

  estimating the capital, personnel and equipment required for the acquired businesses based on the historical experience of management with the businesses they are familiar with;

  minimizing potential adverse effects on existing business relationships with other suppliers and customers;

  developing and marketing the new products and services;

  entering markets in which we have limited or no prior experience; and

  coordinating our efforts throughout various distant localities and time zones.

The diversion of management's attention and costs associated with acquisitions may have a negative impact on our business.

If management's attention is diverted from the management of our existing businesses as a result of its efforts in evaluating and negotiating new acquisitions and strategic transactions, the prospects, business activities, cash flow, financial condition and results of operations of our existing businesses may suffer. We also may incur unanticipated costs in connection with pursuing acquisitions and strategic transactions.

SGI's grower pool is dependent on a limited number of milling facilities to process its seed, with particular dependence on a dominant operator whose commercial interests may be adverse to SGI.

Only five milling facilities are regularly used by SGI's grower pool to clean and process SGI seed. Should one or more of these facilities become unusable, there could be a significant effect on SGI's ability to get its Australian seed to market in a timely manner or at all. SGI's growers use Tatiara Seeds Pty Ltd ("Tatiara") to process approximately 70% of seed grown for SGI. The owner of Tatiara has begun to sell his own common seed and is now a competitor of SGI. This competing seed business creates a potential conflict of interest for Tatiara in the care and handling of SGI's products.

SGI is thinly capitalized and may become dependent upon us for financing.

Because SGI has relatively little net working capital, it is substantially dependent upon its credit arrangement with NAB to purchase its seed inventory. SGI has breached debt covenants relating to this credit arrangement in the past, and if future breaches of this credit arrangement or other reasons cause this credit arrangement to become unavailable to SGI, SGI may become reliant on us to finance its operations or for financial guarantees. We currently are a guarantor on SGI's NAB credit facility. SGI's financial dependency upon us could have a negative adverse effect upon our financial condition.

SGI is dependent on a pool of seed growers and a favorable pricing model.

SGI relies on a pool of approximately 150 Australian contract growers to produce its proprietary seeds. In this system, growers contract with SGI to grow SGI's seed for terms of seven to ten years in the case of alfalfa and two to three years for white clover. SGI uses a staggered payment system with the growers of its alfalfa and white clover; the payment amounts are based upon an estimated budget price, or EBP, for compliant seed. EBP is a forecast of the final price that SGI believes will be achieved taking into account prevailing and predicted market conditions at the time the estimate is made. Following the grower's delivery of uncleaned seed to a milling facility, SGI typically pays 40% of the EBP to the grower based on pre- cleaning weight. Following this initial payment and prior to the final payment, SGI will make a series of scheduled progress payments and, if applicable, a bonus payment for "first grade" alfalfa seed. The final price payable to each grower (and therefore the total price) is dependent upon and subject to adjustment based upon the clean weight of the seed grown, on the average price at which SGI sells the pooled seed and other costs incurred by SGI. Accordingly, the total price paid by SGI to its growers may be more or less than EBP. This arrangement exposes SGI's business to unique risks, including, the potential for current growers to make collective demands that are unfavorable to SGI and the potential for our competitors to offer more favorable terms for seed production, including fixed (instead of variable) payment terms.

SGI's reliance upon an estimated purchase price to growers could result in changes in estimates in our consolidated financial statements.

SGI does not fix the final price for seed payable to its growers until the completion of a given year's sales cycle, pursuant to the standard contract production agreement. We record an estimated unit price and accordingly inventory, cost of goods sold and gross profits are based upon management's best estimate of the final purchase price to our SGI growers. To the extent the estimated purchase price varies from the final purchase price for seed, the adjustment to actual could materially impact the results in the period when the difference between estimates and actuals are identified. If the actual purchase price is in excess of our estimated purchase price, this would negatively impact our financial results including a reduction in gross profits and net income.

The value of SGI's rights under the Australian Plant Breeder's Rights (PBR) Act could diminish due to technological developments or challenges by competitors, making its proprietary alfalfa seed varieties less competitive.

SGI is substantially dependent upon the PBR Act for the protection of its proprietary varieties. Currently, SGI's SuperSiriver, SuperSequel, SuperAurora, SuperHaifa, SuperLadino, SuperHuia, SuperSonic, SuperStar, SuperSiriver II and SuperNova varieties are protected under the PBR Act. If any competitors of SGI independently develop new seeds that customers or end users determine are better than SGI's existing varieties, such developments could adversely affect SGI's competitive position.

We may need to raise additional capital in the future.

We may find it necessary or advisable to raise additional capital in the future, whether to enhance our working capital, fund acquisitions (including the acquisition under the second asset purchase agreement with Du Pont Pioneer) or for other reasons. If we are required or desire to raise additional capital in the future, such additional financing may not be available on favorable terms, or available at all, may be dilutive to our existing stockholders if in the form of equity financing, or contain restrictions on the operation of our business if in the form of debt financing. If we fail to obtain additional capital as and when required, such failure could have a material impact on our business, results of operations and financial condition.

Changes in government policies and laws could adversely affect international sales and therefore our financial results.

Historically, sales to our distributors who sell our proprietary alfalfa seed varieties outside the U.S. have constituted a substantial portion of our annual revenue. We anticipate that sales into international markets will continue to represent a meaningful portion of our total sales and that continued growth and profitability will require further international expansion, particularly in the Middle East and Africa. Our financial results could be affected by changes in trade, monetary and fiscal policies, laws and regulations, or other activities of U.S. and non- U.S. governments, agencies and similar organizations. These conditions include but are not limited to changes in a country's or region's economic or political conditions, trade regulations affecting production, pricing and marketing of products, local labor conditions and regulations, reduced protection of intellectual property rights in some countries, changes in the regulatory or legal environment, burdensome taxes and tariffs and other trade barriers. International risks and uncertainties, including changing social and economic conditions as well as terrorism, political hostilities and war, could lead to reduced distribution of our products into international markets and reduced profitability associated with such sales.

We are subject to risks associated with doing business globally.

Our operations, both inside and outside the United States, are subject to risks inherent in conducting business globally and under the laws, regulations and customs of various jurisdictions and geographies. Although we sell seed to various regions of the world, a large percentage of our sales outside the United States in fiscal year 2015, including those of SGI, were principally to customers in the Middle East, North Africa and Mexico. Accordingly, developments in those parts of the world generally have a more significant effect on our operations than developments in other places. Our operations outside the United States are subject to special risks and restrictions, including: fluctuations in currency values and foreign-currency exchange rates; exchange control regulations; changes in local political or economic conditions; governmental pricing directives; import and trade restrictions; import or export licensing requirements and trade policy; restrictions on the ability to repatriate funds; and other potentially detrimental domestic and foreign governmental practices or policies affecting U.S. companies doing business abroad, including the Foreign Corrupt Practices Act and the trade sanctions laws and regulations administered by the U.S. Department of the Treasury's Office of Foreign Assets Control. Acts of terror or war may impair our ability to operate in particular countries or regions, and may impede the flow of goods and services between countries. Customers in weakened economies may be unable to purchase our products, or it could become more expensive for them to purchase imported products in their local currency, or sell their commodity at prevailing international prices, and we may be unable to collect receivables from such customers. Further, changes in exchange rates may affect our net income, the book value of our assets outside the United States, and our stockholders' equity. Failure to comply with the laws and regulations that affect our global operations could have an adverse effect on our business, financial condition or results of operations.

Failure to comply with the United States Foreign Corrupt Practices Act or similar laws could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies, including their suppliers, distributors and other commercial partners, from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the countries in which we distribute products. We have adopted formal policies and procedures designed to facilitate compliance with these laws. If our employees or other agents, including our distributors or suppliers, are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Environmental regulation affecting our alfalfa seed or stevia products could negatively impact our business.

As an agricultural company, we are subject to evolving environmental laws and regulations by federal and state governments. Federal laws and regulations include the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Federal Seed Act, and potentially regulations of the FDA. In addition, the State of California regulates our application of agricultural chemicals in connection with seed harvest.

Our Australian operations are also subject to a number of environmental laws, regulations and policies, including in particular the Environment Protection Act 1993 (SA), the Agricultural and Veterinary Products (Control of Use) Act 2002 (SA), the Genetically Modified Crops Management Act 2004 (SA), the Dangerous Substances Act 1979 (SA), the Controlled Substances Act 1984 (SA) and related regulations and policies. These laws regulate matters including air quality, water quality and the use and disposal of agricultural chemicals.

Our failure to comply with these laws and related regulations could have an adverse effect on our business, financial condition or results of operations. Moreover, it is possible that future developments, such as increasingly strict environmental laws and enforcement policies thereunder, and further restrictions on the use of agricultural chemicals, could result in increased compliance costs which, in turn, could have a material adverse effect on our business, financial condition or results of operations.

Insurance covering defective seed claims may become unavailable or be inadequate.

Defective seed could result in insurance claims and negative publicity. Although we carry general liability insurance to cover defective seed claims, such coverage may become unavailable or be inadequate. Even if coverage is offered, it may be at a price and on terms not acceptable to us. If claims exceed coverage limits, or if insurance is not available to us, the occurrence of significant claims could have a material adverse effect on our business, results of operations and financial condition.

We may be exposed to product quality claims, which may cause us to incur substantial legal expenses and, if determined adversely against us, may cause us to pay significant damage awards.

We may be subject to legal proceedings and claims from time to time relating to our seed or dried stevia leaf quality. The defense of these proceedings and claims can be both costly and time consuming and may significantly divert efforts and resources of our management personnel. An adverse determination in any such proceeding could subject us to significant liability and damage our market reputation and prevent us from achieving increased sales and market share. Protracted litigation could also result in our customers or potential customers deferring or limiting their purchase of our products.

Capital and credit market issues could negatively affect our liquidity, increase our costs of borrowing and disrupt the operations of our growers and customers.

The capital and credit markets have experienced increased volatility and disruption over the past several years, making it more difficult for companies to access those markets. Although we believe that our operating cash flows, recent access to the capital market and our lines of credit will permit us to meet our financing needs for the foreseeable future, continued or increased volatility and disruption in the capital and credit markets may impair our liquidity or increase our costs of borrowing, if we need to access the credit market. Our business could also be negatively impacted if our growers or customers experience disruptions resulting from tighter capital and credit markets or a continued slowdown in the general economy.

If we are unable to protect our intellectual property rights, our business and prospects may be harmed.

Our ability to compete effectively is dependent upon the proprietary nature of the seeds, seedlings, processes, technologies and materials owned by or used by us or our growers. If any competitors independently develop new traits, seeds, seedlings, processes or technologies that customers or end users determine are better than our existing products, such developments could adversely affect our competitive position. In addition to patent protection for some of our alfalfa seed varieties that we acquired from DuPont Pioneer, we guard our proprietary property by exercising a high degree of control over the alfalfa seed supply chain from our S&W varieties, as well as over our stevia material. In Australia, SGI has secured protection under the PBR Act for its most popular varieties. However, even with these measures in place, it would be possible for persons with access to our seed or plants grown from our seed to reproduce and market our proprietary seed varieties, which could significantly harm our business and our reputation. Litigation may be necessary to protect our proprietary property and determine the validity and scope of the proprietary rights of competitors. Intellectual property litigation could result in substantial costs and diversion of our management and other resources. If we are unable to successfully protect our intellectual property rights, our competitors could market products that compete with our proprietary products without obtaining a license from us.

We currently depend on DuPont Pioneer for substantially all of our sales of dormant alfalfa seed and have agreed to limitations on other sales of the seed varieties we sell to DuPont Pioneer. Any decline in DuPont Pioneer's demand will have a material adverse effect on our results of operations.

Our distribution agreement with DuPont Pioneer limits our ability to otherwise sell the specific varieties of dormant alfalfa seed we supply to DuPont Pioneer in the sales territory covered by DuPont Pioneer. The DuPont Pioneer sales territory includes the United States, Europe and many other of the principal dormant alfalfa seed markets. In these markets, our ability to sell the specified varieties through distribution channels other than DuPont Pioneer is limited to certain blended, private label and variety not stated forms and cannot exceed a specified percentage of DuPont Pioneer's demand. As result of these limitations, sales to DuPont Pioneer represent and for the foreseeable future will continue to represent the vast majority of all of our sales of dormant alfalfa seed. Any decline in DuPont Pioneer's demand for our dormant alfalfa seed products will have a material adverse effect on our results of operations.

DuPont Pioneer may purchase alfalfa seed from other sources and reduce their purchase commitments to us.

Under our distribution agreement with DuPont Pioneer, DuPont Pioneer has made minimum purchase commitments for our dormant alfalfa seed products that extend through September 30, 2024. However, there are circumstances under which DuPont Pioneer's is permitted to purchase seed from other sources and reduce its purchase commitments to us, including:

  Production Shortfalls. If in any year we fail to produce an adequate supply of alfalfa seed to meet DuPont Pioneer's demand and we are unable to source alternative supply, DuPont Pioneer may purchase seed from third parties to meet the shortfall in our production.

  New Products. If a third party offers for license a new product (a new transgenic and/or native trait for dormant alfalfa seed) that offers a superior value pricing opportunity compared to varieties we offer and DuPont Pioneer wishes to sell the new product, then we would have a one-year period to obtain rights to produce and sell the new product to DuPont Pioneer. If we fail to obtain rights to the new product within the one-year period or otherwise do not offer the new product on substantially the same terms as offered by a third party, then DuPont Pioneer would be free to purchase the new product from the third party, and DuPont Pioneer's minimum purchase commitment to us would be reduced by the amount of the new product purchased.

  GMO-Traited Varieties. Unless and until we complete the transactions contemplated under our second asset purchase agreement with DuPont Pioneer, DuPont Pioneer may purchase certain GMO-traited varieties of alfalfa seed from third parties. See "Risk Factors-If we do not complete the acquisition under our second asset purchase agreement, DuPont Pioneer may pursue alternative production arrangements for its GMO-traited varieties and reduce purchases from us."

Any reduction in DuPont Pioneer's purchase commitment to us will have a material adverse effect on our results of operations.

We are committed to sell dormant alfalfa seed to DuPont Pioneer at initial fixed prices with fixed subsequent maximum price increases per year. Increases in our costs of production at rates higher than our contractual ability to increase prices would erode our profit margins and have a material adverse effect on our results of operations.

Under our distribution agreement with DuPont Pioneer, we are committed to sell dormant alfalfa seed at initial fixed prices for the 2015 and 2016 sales years. In subsequent sales years, we can increase our prices up to a fixed percentage per year by variety. Although DuPont Pioneer has agreed to discuss in good faith an increase in the fixed maximum percentage price increase cap for any sales year in which an increase in grower compensation costs due to changes in market conditions cause our total production costs to increase at a percentage exceeding the amount of the cap, we cannot be certain that any such discussions will result in additional pricing flexibility for us. If our grower compensation costs or other productions costs increase at a rate greater than the fixed maximum percentage increase per year, our profit margins would erode, and we could potentially be required to sell product at a loss. Any such change in our cost structure would have a material adverse effect on our results of operations.

If we do not complete the acquisition under the second asset purchase agreement, DuPont Pioneer may pursue alternative production arrangements for its GMO-traited varieties and reduce purchases from us.

We are currently producing certain GMO-traited varieties for DuPont Pioneer under our production agreement with DuPont Pioneer. The production agreement expires on December 31, 2017 or upon the earlier closing of our acquisition of certain GMO germplasm and related assets from DuPont Pioneer pursuant to a second asset purchase agreement. However, we may never enter into the second asset purchase agreement or close the acquisition of DuPont Pioneer's GMO germplasm and related assets. If DuPont Pioneer and we do not obtain certain third-party consents and agreements on or before November 30, 2017 (or certain other conditions above are not satisfied), then the obligations of the parties to enter into the second asset purchase agreement will terminate, and we will have no right or obligation to acquire the GMO germplasm and related assets. In that case, our production agreement with DuPont Pioneer (relating to GMO-traited varieties) would terminate on December 31, 2017, DuPont Pioneer would be free to pursue alternative production arrangements for the GMO-traited varieties, and DuPont Pioneer's minimum purchase commitments to us under the distribution agreement would be materially reduced.

If we fail to perform our obligations under our distribution agreement and production agreement with DuPont Pioneer, DuPont Pioneer could terminate the agreements and reduce or eliminate purchases of alfalfa seed from us, and we could be exposed to claims for damages.

The distribution agreement and the production agreement impose numerous obligations on us relating to, among other things, product and service quality and compliance with laws and third party obligations. Both the distribution agreement and the production agreement permit DuPont Pioneer to terminate the agreement if we materially breach the agreement and fail to cure the breach within a 60-day notice period, or in the case of certain bankruptcy or insolvency events. DuPont Pioneer can also immediately terminate the production agreement if we breach certain agreements or policies with third parties related to the production of GMO-traited varieties. If DuPont Pioneer terminates either the distribution agreement or the production agreement, DuPont Pioneer could reduce or eliminate altogether its purchase of alfalfa seed from us, and we could be left with inventory of seed that it would be difficult or impossible for us to dispose of on commercially reasonable terms. In addition, we could be exposed to significant claims for damages to DuPont Pioneer if the termination of an agreement results from our material breach of the agreement.

If we do not meet seed planting and production commitments to DuPont Pioneer, we could incur significant financial penalties.

Under our distribution agreement with DuPont Pioneer, if we fail to plant sufficient acreage (based on historical yields), together with any carryover inventory, to meet 110% of DuPont Pioneer's demand, and we actually fail to meet DuPont Pioneer's demand, then we are obligated to pay DuPont Pioneer a cash penalty based on the amount of the shortfall. A similar penalty provision applies only with respect to 2017 under our production agreement with DuPont Pioneer, if we fail to plant or cause to be planted a specified number of planting acres. We contract all of our production of dormant alfalfa seed with third-party growers. If, in any year, we are unable to obtain sufficient grower commitments to meet DuPont Pioneer's demand, we could be obligated to pay significant financial penalties to DuPont Pioneer.

Risks Related to Investment in Our Securities

The value of our common stock can be volatile.

Our common stock is listed on the Nasdaq Capital Market. The overall market and the price of our common stock can fluctuate greatly. The trading price of our common stock may be significantly affected by various factors, including but not limited to:

  economic status and trends in the dairy industry, which underlies domestic demand for our alfalfa seed;

  market conditions for alfalfa seed in the Middle East and Africa, where a substantial amount of our seed historically has been purchased by end users;

  quarterly fluctuations in our operating results;

  our ability to meet the earnings estimates and other performance expectations of investors or financial analysts;

  fluctuations in the stock prices of our peer companies or in stock markets in general; and

  general economic or political conditions.

Our quarter-to-quarter performance may vary substantially, and this variance, as well as general market conditions, may cause the price of our securities to fluctuate greatly and potentially expose us to litigation.

Our alfalfa seed business, our primary source of revenue, is highly seasonal because it is tied to the growing and harvesting seasons. If sales in particular quarters are lower than expected, our operating results for these quarters could cause our share price to decline.

Our future expense estimates are based, in large part, on estimates of future revenue, which is difficult to predict. We expect to continue to make significant expenditures in order to expand production, sales, marketing and administrative systems and processes. We may be unable to, or may elect not to, adjust spending quickly enough to offset any unexpected revenue shortfall. If our increased expenses are not accompanied by increased revenue in the same quarter, our quarterly operating results would be harmed.

In one or more future quarters, our results of operations may fall below the expectations of investors or analysts, and the trading price of our securities may decline as a consequence. We believe that quarter-to-quarter comparisons of our operating results will not be a good indication of our future performance and should not be relied upon to predict the future performance of our stock price.

In the past, companies that have experienced volatility in the market price of their stock have often been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management's attention from other business concerns, which could seriously harm our business.

If we issue shares of preferred stock, the holdings of those owning our common stock could be diluted or subordinated to the rights of the holders of preferred stock.

Our board of directors is authorized by our articles of incorporation to establish classes or series of preferred stock and fix the designation, powers, preferences and rights of the shares of each such class or series without any further vote or action by our stockholders. Any shares of preferred stock so issued could have priority over our common stock with respect to dividend or liquidation rights. Although we have no plans to issue any shares of preferred stock or to adopt any new series, preferences or other classification of preferred stock, any such action by our board of directors or issuance of preferred stock by us could dilute your investment in our securities or subordinate your holdings to the higher priority rights of the holders of shares of preferred stock issued in the future.

Our actual operating results may differ significantly from our guidance.

We routinely release guidance in our quarterly earnings releases, our quarterly earnings conference calls and in other forums we consider appropriate. Such guidance regarding our future performance represents our management's estimates as of the date of release or other communication. This guidance, which includes forward-looking statements, is based on projections prepared by our management. These projections are not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither our registered public accountants nor any other independent expert or outside party compiles or examines the projections, and accordingly, no such person expresses any opinion or any other form of assurance with respect thereto.

Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change. If we issue guidance, we will generally state possible outcomes as high and low ranges or approximations that are intended to provide a sensitivity analysis as variables are changed but are not intended to represent that actual results could not fall outside of the suggested ranges or approximations. The principal reason that we would release guidance would be to provide a basis for our management to discuss our business outlook with analysts and investors. We do not accept any responsibility for any projections or reports published by any such persons.

Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the guidance furnished by us will not materialize or will vary significantly from actual results. Accordingly, our guidance, when given, is only an estimate of what management believes is realizable as of the date of release or other communication. Actual results will vary from our guidance, and the variations may be material. In light of the foregoing, investors are urged not to rely upon, or otherwise consider, our guidance in making an investment decision about our securities.

We do not anticipate declaring any cash dividends on our common stock.

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business. If we do not pay cash dividends, our stock may be less valuable to investors because a return on their investment will only occur if our stock price appreciates.

Anti-takeover provisions and our right to issue preferred stock could make a third-party acquisition of us difficult.

Our articles of incorporation and bylaws contain provisions that would make it more difficult for a third party to acquire control of us, including a provision that our board of directors may issue preferred stock without stockholder approval. In addition, certain anti-takeover provisions of Nevada law, if and when applicable, could make it more difficult for a third party to acquire control of us, even if such change in control would be beneficial to our stockholders.

Risks Relating to our December 2014 Offering of Convertible Notes and Warrants

On December 31, 2014, we issued an aggregate of $27,000,000 in principal amount of 8% Senior Secured Convertible notes and common stock purchase warrants for the purchase of up to 2,699,999 shares of our common stock. The following are identified risks that are specifically associated with the issuance of these securities.

Due to the price adjustment provisions in the December 2014 warrants, the exercise price of those warrants has adjusted downward, will adjust again as a result of the rights offering and could adjust in the future in connection with certain subsequent issuances of securities.

As a result of the price protection provisions of the 2014 warrants, the exercise price decreased from the initial price of $5.00 to $4.63 as a result of the ratchet price protection provision contained therein, which was triggered by our stock price on September 30, 2015. It decreased to $4.59 as a result of the weighted average price anti-dilution provision that was triggered by the November 2015 private placement. The weighted average adjustment will be triggered again, adjusting the exercise price to $4.53 as a result of this rights offering and the sale of up to 576,923 shares of our common stock being offered to our convertible note purchasers as consideration for amendment of the 2014 Securities Purchase Agreement, assuming an aggregate of 2,500,000 shares is sold in both offerings. Subsequent issuances through December 2017 at prices below the then-current exercise price of the 2014 warrants, other than exempt issuances as defined in the 2014 warrants, will result in a further diminishment in the amount of gross proceeds to us in the event the warrants are exercised as a result of this weighted average price anti-dilution provision.

Our stockholders will have a reduced ownership and voting interest after issuance of the shares issuable upon conversion of the convertible notes and exercise of the associated warrants and may exercise less influence over management.

In the event the holders of the convertible notes and 2014 warrants elect to exercise their conversion and/or exercise rights pursuant to these securities, an aggregate of 3,121,642 shares of our common stock could be issued upon conversion of the convertible notes, based on the remaining $14,453,202 in principal amount of the convertible notes outstanding as of January 12, 2016, and 2,699,999 shares of our common stock could be issued upon exercise of the 2014 warrants. Based on the number of shares outstanding as of January 12, 2016, if such holders exercise their rights pursuant to these securities, these additional issuances upon conversion and exercise would represent approximately 28% of the shares outstanding after these issuances, without taking into account the rights offering or other issuances of shares other than the conversions and exercise of the warrants.

While the principal amount of the convertible notes will continue to decline monthly, which will result in fewer shares issuable upon conversion each month, the holders of these securities will have the right to acquire a significant number of additional shares upon conversion and/or exercise for the foreseeable future.

In addition, although we have no intention of doing so, to the extent we issue shares to make payments in kind under the convertible notes, the ownership percentages of the investors would increase incrementally. As a result, our current stockholders as a group would own a substantially smaller interest in us and may have less influence on our management and policies than they now have. To the extent they choose to do so, the holders of these securities may accumulate even more shares if they participate in the rights offering on an as converted basis, on a deemed exercise basis and/or exercise their 30% participation rights.

Our repayment obligations under the convertible notes are secured by a lien on our assets that is additional to the lien of our senior creditors.

Our obligations to the holders of the convertible notes are secured by a lien on all of our assets pursuant to a security agreement, which was entered into with respect to the issuance of the convertible notes. This lien is subordinate only to the lien of certain permitted senior creditors, including KeyBank, which has a first priority blanket lien on our assets. If we default under the terms of the convertible notes or under the terms of any permitted senior indebtedness (which is an event of default under the convertible notes), the holders of the convertible notes or the senior creditors may exercise various remedies against us, including acceleration of the entire remaining principal amount of the convertible notes and the senior indebtedness and all accrued and unpaid interest thereon, and remedies against our collateral. An acceleration of the convertible notes or the senior indebtedness or an exercise of remedies against our assets as collateral could have a material adverse effect on our ability to conduct our business or could force us to invoke legal measures to protect our business, including, but not limited to, filing for protection under the U.S. Bankruptcy Code.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our common stock offered in the rights offering, including full exercise of oversubscription privileges, after deducting estimated offering expenses, will be approximately $10,202,000, if the rights offering is fully subscribed. However, depending on the extent to which the rights offering is actually subscribed, net proceeds may be less than this amount. We estimate that the expenses of the rights offering, including matters related to the Investment Agreement, will be approximately $173,000.

In December 2014, we issued an aggregate of $27,000,000 of 8% senior secured convertible notes originally due on November 30, 2017, the net proceeds of which were used to fund the acquisition of the DuPont Pioneer assets we purchased concurrently with the closing of the convertible note financing. As of January 12, 2016, the principal amount of convertible notes was approximately $14,500,000. Under the terms of the convertible notes, we make monthly redemption payments and will continue to do so through June 2017, except to the extent we accelerate redemption payments, which will shorten the term of the convertible notes to the extent so accelerated.

To the extent we do not use the net proceeds to make redemption payments, the proceeds will be used for debt service for our convertible notes and general corporate purposes.

Until we use the net proceeds, we may invest them temporarily in liquid short-term securities.

PRICE RANGE OF OUR COMMON STOCK

Prior to May 4, 2010, there was no public market for our company's securities. From May 4, 2010 through June 11, 2010, our common stock traded on the NASDAQ Capital Market as part of a unit under the ticker symbol "SANWU." Each unit consisted of two shares of common stock, one Class A warrant and one Class B warrant. On June 14, 2010, the unit separated, and the components began trading as separate securities under the ticker symbols "SANW," "SANWA" and "SANWZ," for the common stock, Class A warrants and Class B warrants, respectively. The Class A warrants were redeemed in April 2013, and the Class B warrants expired in accordance with their terms in May 2015.

The following table sets forth the range of high and low sales prices per share of Common Stock as reported on NASDAQ for the periods indicated.

	High	Low

Year Ended June 30, 2014
First Quarter	$9.21	$6.78
Second Quarter	8.23	4.82
Third Quarter	7.74	5.53
Fourth Quarter	8.23	5.86

Year Ended June 30, 2015
First Quarter	$6.74	$3.91
Second Quarter	4.48	2.99
Third Quarter	5.25	3.69
Fourth Quarter	5.55	4.05

Year Ending June 30, 2016
First Quarter	$5.42	$4.05
Second Quarter	$4.80	$4.06
Third Quarter (through January 12, 2016)	$4.24	$4.08

On January 12, 2016, the closing price as reported on the NASDAQ Capital Market of our common stock was $4.23 per share.

As of January 12, 2016, there were 26 stockholders of record holding shares of our common stock.

THE RIGHTS OFFERING

Before deciding whether to exercise your subscription rights, you should carefully read this prospectus, including the information set forth under the heading "Risk Factors" and the information that is incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2015.

The Subscription Rights Generally

We are distributing to the holders of our common stock, convertible notes and accompanying warrants (on an assumed as converted and as exercised basis) as of 5:00 p.m., New York time, on January __, 2016, which is the record date for this rights offering, at no charge, non-transferable subscription rights to purchase shares of our common stock. You will receive 0.0937646 subscription rights for each share of common stock you owned or are deemed to own, assuming conversion of your convertible note and/or exercise of your accompanying warrants, as applicable, as of 5:00 p.m., New York time, on the record date. The total number of subscription rights issued to each holder will be rounded down to the nearest whole number.

The subscription rights will be evidenced by subscription rights certificates. Each subscription right includes a basic subscription privilege and an oversubscription privilege which are described in greater detail below. Subscription rights may be exercised at any time during the subscription period, which commences on January __, 2016, through the expiration date for the rights offering, which is 5:00 p.m., New York time, on February __, 2016. You are not required to exercise any of your subscription rights.

Subscription Privilege

We will distribute 0.0937646 subscription rights to each holder of record of common stock for each share of common stock held by such holder, together with the holders of our convertible notes and 2014 warrants, collectively, for purposes of the rights offering, "stockholders." The total number of subscription rights issued to each holder will be rounded down to the nearest whole number. Each whole subscription right will entitle you to purchase one share of common stock at a subscription price of $4.15 per share. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. The subscription privilege will allocate the rights to purchase up to 1,923,077 shares of common stock (the "offered pool"), allocated pro rata among the stockholders entitled to participate as of the record date. We will place into escrow the subscribed for shares in the "offered pool," pending completion of the oversubscription portion of the rights offering. See "- Oversubscription Privilege."

Oversubscription Privilege

If all of our stockholders do not exercise all of the subscription rights issued to them in this rights offering, then each holder who has exercised subscription rights in full will have the opportunity to purchase additional shares of our common stock at the subscription price of $4.15 per share under the oversubscription right. By extending oversubscription rights to our stockholders, we are providing those holders who have exercised all of their subscription rights with an opportunity to purchase shares that are not purchased by other stockholders in this rights offering.

If sufficient shares of common stock are available, we will seek to honor your oversubscription request in full. If, however, there are not enough shares available to fully satisfy all oversubscription right requests, we will allocate the available shares of common stock pro rata among those stockholders exercising their oversubscription privilege in proportion to the product (rounded down so that the subscription price multiplied by the aggregate number of shares does not exceed the aggregate offering amount) obtained by multiplying the number of shares such stockholder subscribed for under the oversubscription privilege by a fraction the numerator of which is the number of unsubscribed shares and the denominator of which is the total number of shares sought to be subscribed for under the oversubscription privilege by all holders participating in such oversubscription. The subscription agent will return any excess payments by mail without interest or deduction as soon as reasonably practical after the expiration date.

In order to properly exercise your oversubscription privilege, you must deliver the subscription payment related to your oversubscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your oversubscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock that may be available to you (i.e., for the maximum number of shares of common stock available to you, assuming you fully exercise your basic subscription privilege and are allotted the full amount of your oversubscription as elected by you).

We can provide no assurance that you will actually be entitled to purchase the number of shares issuable upon the exercise of your oversubscription privilege in full at the expiration of the rights offering. We will not be able to satisfy your exercise of the oversubscription privilege if all of our stockholders exercise their basic subscription privileges in full, and we will only honor an oversubscription privilege to the extent a sufficient amount of shares of our common stock are available following the exercise of subscription rights under the basic subscription privileges.

To the extent the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the oversubscription privilege is less than the amount you actually paid in connection with the exercise of the oversubscription privilege, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty. To the extent the amount you actually paid in connection with the exercise of the oversubscription privilege is less than the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the oversubscription privilege, you will be allocated the number of unsubscribed shares for which you actually paid in connection with the oversubscription privilege.

  On the date of termination of the rights offering, we will place into escrow the subscribed for shares in the "offered pool" (up to 1,923,077 shares on an as converted basis to stockholders, noteholders and warrant holders).

  After the close of business on the date of termination of the rights offering, we will send to the convertible note purchasers an amendment to the December 2014 Securities Purchase Agreement along with notice of their subscription right to their pro rata portion of 30% of the amount of shares placed into escrow. Assuming the maximum number of shares is subscribed for, the 30% amount is 576,923 shares. The convertible note purchasers will have three business days in which to determine if they will participate, and until the close of the fourth business day to make payment for the shares subscribed for at the same price as the rights offering, which we will consummate as a "takedown" from our existing shelf registration statement.

  After the close of business on that fourth business day, we will tally the amounts subscribed for as a result of the steps outlined in the two preceding bullet points, and the difference between 2,500,000 shares and that amount is the "oversubscription amount." The subscription agent will have the amount of oversubscription that each stockholder has indicated it would like to "purchase." The subscription agent will allocate the oversubscription amount accordingly (i.e., if the total amount of oversubscription is less than the oversubscription amount, the oversubscription requests will be allocated in full; however, if the amount of oversubscription requests exceeds the oversubscription amount, the subscription agent will allocate the pool pro rata).

Subscription Price

Our board of directors considered a number of factors in determining the price for the rights offering, including:

  the price per share at which MFP Partners, L.P., a major stockholder, purchased shares in a private placement in November 2015;

  the price at which our stockholders might be willing to participate in the rights offering;

  historical and current trading prices for our common stock, including on a volume weighted average share price basis over certain periods; and

  the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis.

See "Risk Factors - The subscription price determined for the rights offering is not an indication of the fair value of our common stock."

A member of our board of directors, Alexander C. Matina, is Vice President of Investments of the general partner of MFP Partners, L.P., the purchaser in the above referenced November 2015 private placement. Mr. Matina recused himself from the determination by the board to proceed with the rights offering and the private placement.

Expiration Time and Date

The subscription rights will expire at 5:00 p.m., New York time, on February __, 2016, unless we extend it. We reserve the right to extend the subscription period at our sole discretion. If the expiration date of the rights offering is so extended, we will give oral or written notice to the subscription agent on or before the scheduled expiration date, and we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration of the rights offering. You must properly complete the enclosed subscription rights certificate and deliver it, along with the full subscription price, to the subscription agent prior to 5:00 p.m., New York time, on February __, 2016, unless the expiration date is extended. After the expiration of the rights offering period, all unexercised subscription rights will be null and void. We will not be obligated to honor any purported exercise of subscription rights which the subscription agent receives after the expiration of the offering, regardless of when you sent the documents regarding that exercise. Shares purchased in the rights offering will be issued, and any subscription payments for shares not allocated or validly purchased will be sent, as soon as practicable following the expiration date of the rights offering.

Shares of Common Stock Outstanding After the Rights Offering

As of January 12, 2016, there were 14,687,984 shares of our common stock outstanding and 25,000 shares of common stock held in treasury. We will issue up to a maximum of 2,500,000 shares of common stock in the rights offering, inclusive of any purchases under the 30% participation right described above. Based on the number of shares issued and outstanding as of January 12, 2016, if we issue all 2,500,000 shares of common stock available in this rights offering, we would have 17,187,984 shares of common stock issued and outstanding following the completion of the rights offering, excluding shares held in treasury. The actual number of shares of common stock that will be outstanding following the rights offering will depend on the extent to which the rights offering is subscribed by our stockholders. Assuming the number of shares issued and outstanding, excluding treasury shares, on January 12, 2016, the dilution from the rights offering would be approximately 14.5%.

The shares of our common stock are listed on the Nasdaq Capital Market under the symbol "SANW."

Reasons for the Rights Offering

We are conducting the rights offering in order to raise additional capital and to improve and strengthen our financial position. We intend to use the net proceeds for note redemption, debt service payments for our convertible notes and general corporate purposes.

In authorizing the rights offering, our board of directors considered and evaluated a number of factors, including:

  our current capital resources and our future need for additional liquidity and capital;

  our determination that paying off the debt incurred in connection with the DuPont Pioneer acquisition as early as possible is in the best interests of our company and our stockholders;

  the size and timing of the rights offering;

  the potential dilution to our current stockholders if they choose not to participate in the offering;

  alternatives available for raising capital, including debt and other forms of equity raises;

  the potential impact of the rights offering on the public float for our common stock; and

  the fact that existing stockholders would have the opportunity to participate on a pro rata basis to purchase additional shares of common stock.

The net proceeds to us, after deducting estimated offering expenses, will be approximately $10,202,000, assuming all 2,500,000 shares are issued in the rights offering. However, depending on the extent to which the rights offering is actually subscribed including the level of exercise of oversubscription rights, net proceeds may be less than this amount. We estimate that the expenses of the rights offering will be approximately $173,000.

Limitations on the Purchase of Shares of Common Stock

Subject to your ability to exercise the oversubscription privilege, you may only purchase the number of whole shares of common stock purchasable upon exercise of the basic subscription privilege included in the subscription rights distributed to you in the rights offering. Accordingly, the number of shares of common stock that you may purchase in the rights offering is limited by the number of our shares of common stock you held on the record date. Although stockholders that fully and properly exercise their basic subscription privilege have the right to exercise the oversubscription privilege, there can be no assurances of the number of shares that a holder will be able to acquire through the exercise of the oversubscription privilege. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.

In addition, we will not be required to issue to you shares of our common stock pursuant to the rights offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control the shares and if, at the time the rights offering expires, you have not obtained this clearance or approval.

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Registered Holders

To exercise your subscription privilege, you must properly complete and execute the subscription rights certificate, together with any required signature guarantees, and forward it, together with payment in full of the subscription price for each share of our common stock you are subscribing for, to the subscription agent at the address set forth under "- Subscription Agent" below, on or prior to the expiration date.

Subscription by Beneficial Owners

If you are a beneficial owner of shares that holds your shares through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you and exercise your subscription rights and deliver all documents and payment on your behalf prior to 5:00 p.m., New York time, on February __, 2016. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you.

To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank or other nominee, the form entitled "Beneficial Owners Election Form." You should receive this form from your broker, custodian bank or other nominee with the other subscription rights offering materials. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Medallion Guarantee May Be Required

Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

  you are a record holder and your subscription rights certificate provides that shares are to be delivered to you as record holder of those subscription rights; or

  you are an eligible institution.

Instructions for Completing Your Subscription Rights Certificate

You should read the instruction letter accompanying the subscription rights certificate carefully and strictly follow it. Do not send subscription rights certificates or payments to us. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed subscription rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not us or the subscription agent.

The method of delivery of subscription rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment before the expiration of the subscription period for the rights offering.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription privileges, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us at our sole discretion. Neither the subscription agent nor we shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to cancel the rights offering, only when a properly completed and duly executed subscription rights certificate and any other required documents and payment of the full subscription amount have been received by the subscription agent. Our interpretations of the terms and conditions of the rights offering will be final and binding.

No Revocation or Change

Once you submit the form of subscription rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock offered pursuant to this rights offering.

Payment for Shares

Method of Payment

Your payment of the subscription price must be made in U.S. dollars for the full number of shares of common stock you wish to acquire under the subscription privilege by either:

  wire transfer of immediately available funds to accounts maintained by the subscription agent;

  uncertified check payable to "Transfer Online, Inc. (acting as subscription agent for S&W Seed Company)";

  bank draft drawn upon a U.S. bank and payable to "Transfer Online, Inc. (acting as subscription agent for S&W Seed Company)"; or

  U.S. postal money order payable to "Transfer Online, Inc. (acting as subscription agent for S&W Seed Company)."

If you hold your rights through a broker, dealer, custodian bank or other nominee, you must deliver the applicable subscription payment and a completed form entitled "Beneficial Owner Election Form (or such other appropriate documents as are provided by your nominee related to your subscription rights) to your nominee in each case, prior to the expiration of the rights offering.

Segregated Account; Return of Funds

The subscription agent will hold funds received in payment for shares of the common stock in a segregated account pending completion of the rights offering. The subscription agent will hold this money until the rights offering is completed or is cancelled. If the rights offering is cancelled for any reason, we will return this money to subscribers, without interest or penalty, as soon as practicable.

Receipt of Payment

Your payment will be considered received by the subscription agent only upon:

  clearance of any uncertified check deposited by the subscription agent; or

  receipt by the subscription agent of any wire or bank draft drawn upon a U.S. bank or any U.S. postal money order.

Payment received after the expiration of the rights offering period will not be honored, and, in that case, the subscription agent will return your payment to you, without interest or penalty, as soon as practicable.

Clearance of Uncertified Checks

If you are paying by uncertified personal check, please note that payment will not be deemed to have been received by the subscription agent until the check has cleared, which could take at least five or more business days to clear. If you wish to pay the subscription price by uncertified personal check, we urge you to make payment sufficiently in advance of the time the rights offering expires to ensure that your payment is received by the subscription agent and clears by the rights offering expiration date. We urge you to consider making your payment by wire transfer or, as an alternative, using a bank draft or U.S. postal money order.

Missing or Incomplete Subscription Information

If you do not indicate the number of basic and, if applicable, oversubscription rights being exercised or complete the other required information, or do not forward full payment of the total subscription price payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your subscription rights with respect to the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. If we do not apply your full subscription price payment to your purchase of shares of our common stock, we or the subscription agent will return the excess amount to you by mail, without interest or penalty, as soon as practicable after the expiration date of the rights offering.

Amendment, Withdrawal and Termination

The period for exercising your subscription rights may be extended by our board of directors in its reasonable discretion. Our board of directors does not currently intend to extend the expiration of the rights offering.

If we cancel the rights offering, in whole or in part, all affected subscription rights will expire without value, and all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable. If we cancel the rights offering, we will issue a press release notifying stockholders of the cancellation.

Notice to Brokers and Nominees

If you are a broker, custodian bank or other nominee holder that holds shares of our common stock for the account of others on the rights offering record date, you should notify the respective beneficial owners of such shares of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the subscription rights offering record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled "Nominee Holder Certification" that we will provide to you with your subscription rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

Transferability of Subscription Rights

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone else.

Delivery of Shares of Common Stock

All shares that you purchase in the rights offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the subscription rights holder of record. As soon as practicable after the expiration of the rights offering, the subscription agent will arrange for the issuance of the shares of common stock purchased pursuant to the subscription privilege and oversubscription privilege. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase by exercise of your subscription rights in order to comply with state securities laws.

Rights of Subscribers

You will have no rights as a stockholder of our common stock until your account, or your account at your broker, custodian bank or other nominee is credited with the shares of our common stock purchased in the rights offering. You will have no right to revoke your subscriptions after you deliver your completed subscription rights certificate, payment and any other required documents to the subscription agent.

Foreign and Other Stockholders

We will not mail subscription rights certificates to stockholders whose addresses are outside the United States or who have an army post office or foreign post office address. The subscription agent will hold these subscription rights certificates for their account. To exercise subscription rights, our foreign stockholders and stockholders with an army post office or foreign post office address must notify the subscription agent prior to 11:00 a.m., New York time, at least three business days prior to the expiration date of the rights offering and demonstrate to the satisfaction of the subscription agent that the exercise of such subscription rights does not violate the laws of the jurisdiction of such stockholder.

No Recommendation to Subscription Rights Holders

Our board of directors is making no recommendations regarding your exercise of the subscription rights. You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and the rights offering. See "Risk Factors" in this prospectus and in any document incorporated by reference into this prospectus.

Miscellaneous

No Brokers, Dealers or Underwriters

We have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of rights, and, except as described herein, no other commissions, underwriting fees or discounts will be paid in connection with this rights offering.

Subscription Agent and Information Agent

Transfer Online, Inc. is acting as the subscription agent and information agent for the rights offering under an agreement with us. All subscription rights certificates, payments of the subscription price (other than wire transfers) and nominee holder certifications, to the extent applicable to your exercise of subscription rights, must be delivered to Transfer Online, Inc. as follows:

Transfer Online, Inc.
512 SE Salmon Street
Portland, OR 97214
Attn: Reorganization Department

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of common stock or for additional copies of this prospectus to Transfer Online, Inc. at (877) 901-6475.

We will pay the fees and expenses of Transfer Online, Inc., as subscription agent and information agent.

If you deliver subscription documents or subscription rights certificates in a manner different than that described in this prospectus, then we may not honor the exercise of your subscription privilege.

Escrow Agent

Transfer Online, Inc. will serve as escrow agent to hold the offered pool subscribed shares pending completion of the separate offering to be made to the convertible note purchasers and the oversubscription portion of the rights offering. We will pay the fees and expenses of Transfer Online, Inc., in its capacity as escrow agent.

Other Matters

We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights. We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription privileges in order to comply with state securities laws. We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights you will not be eligible to participate in the rights offering.

Questions About Exercising Subscription Rights

If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this document or the Instructions as to the Use of S&W Seed Company Subscription Rights Certificates, you should contact Transfer Online, Inc. at (877) 901-6475.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 50,000,000 shares of common stock and 5,000,000 shares of preferred stock, all with a par value of $0.001 per share. As of January 12, 2016, we had 14,687,984 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Subject to the preference in dividend rights of any series of preferred stock that we may issue in the future, the holders of common stock are entitled to receive such cash dividends, if any, as may be declared by our board of directors out of legally available funds. Upon liquidation, dissolution or winding up, after payment of all debts and liabilities and after payment of the liquidation preferences of any shares of preferred stock then outstanding, the holders of the common stock will be entitled to participate pro rata in all assets that are legally available for distribution.

Other than the rights described above, the holders of common stock have no preemptive subscription, redemption, sinking fund or conversion rights and are not subject to further calls or assessments. The rights and preferences of holders of common stock will be subject to the rights of any series of preferred stock that we may issue in the future.

Preferred Stock

We have never had, and immediately following this offering we will not have, any shares of preferred stock outstanding. Our board of directors, without any further vote or action by our stockholders, has the authority to issue up to an aggregate of 5,000,000 shares of preferred stock from time to time, in one or more classes or series or shares, on terms that it may determine, including among other things:

  its dividend rate;

  its liquidation preference;

  whether or not the shares will be convertible into, or exchangeable for, any other securities; and

  whether or not the shares will have voting rights, and, if so, determine the extent of the voting powers and the conditions under which the shares will vote as a separate class.

We believe that our board of directors' ability to issue preferred stock on such a wide variety of terms will enable the Preferred Stock to be used for important corporate purposes, such as financing acquisitions or raising additional capital. However, were it inclined to do so, our board of directors could issue all or part of the preferred stock with, among other things, substantial voting power or advantageous conversion rights. This stock could be issued to persons deemed by our board of directors likely to support our current management in a context for control of us, either as a precautionary measure or in response to a specific takeover threat. We have no current plans to issue preferred stock for any purpose.

The issuance of preferred stock may delay, deter or prevent a change in control.

Anti-Takeover Effects of Certain Provisions of Nevada Law and Our Articles of Incorporation and Bylaws

Anti-Takeover Effects of Certain Provisions of Nevada Law and Our Articles of Incorporation and Bylaws Effect of Nevada Anti-takeover Statute.

We are subject to Section 78.438 of the Nevada Revised Statutes, an anti-takeover law. In general, Section 78.438 prohibits a Nevada corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. Section 78.439 provides that business combinations after the three year period following the date that the stockholder becomes an interested stockholder may also be prohibited unless approved by the corporation's directors or other stockholders or unless the price and terms of the transaction meet the criteria set forth in the statute.

Section 78.416 defines "business combination" to include the following:

  any merger or consolidation involving the corporation and the interested stockholder or any other corporation which is an affiliate or associate of the interested stockholder;

  any sale, transfer, pledge or other disposition of the assets of the corporation involving the interested stockholder or any affiliate or associate of the interested stockholder if the assets transferred have a market value equal to 5% or more of all of the assets of the corporation or 5% or more of the value of the outstanding shares of the corporation or represent 10% or more of the earning power of the corporation;

  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation with a market value of 5% or more of the value of the outstanding shares of the corporation;

  the adoption of a plan of liquidation proposed by or under any arrangement with the interested stockholder or any affiliate or associate of the interested stockholder;

  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder; or

  the receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 78.423 defines an interested stockholder as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Control Share Acquisitions.

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders of record, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 200 stockholders of record or 100 stockholders of record resident of Nevada. Notwithstanding, our Bylaws exempt our common stock from the control share acquisition act. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares.

Our Transfer Agent, Registrar, Subscription Agent and Information Agent

Our transfer agent and registrar for our common stock is Transfer Online, Inc., Portland, Oregon. Transfer Online is also serving as the subscription agent and the information agent for the rights offering.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain material U.S. federal income tax consequences of the receipt, lapse, and exercise of the subscription rights distributed to holders of our common stock pursuant to the rights offering. The legal conclusions as to matters of federal income tax law included in this discussion constitute the opinion of our counsel, Shartsis Friese LLP. This discussion assumes that the holders of our common stock hold such common stock as a capital asset for U.S. federal income tax purposes. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code. Treasury Regulations promulgated thereunder, rulings and pronouncements of the Internal Revenue Service, or the Service, and judicial decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. The following summary does not purport to be a complete analysis of all U.S. federal income tax consequences of the receipt, lapse and exercise of the subscription rights, applies only to holders that are United States persons (as defined in Section 7701(a)(30) of the Code) and does not address all aspects of U.S. federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Code, including, without limitation, holders who are dealers in securities or foreign currency, insurance companies, tax-exempt organizations, banks, financial institutions, regulated investment companies, real estate investment trusts, partnerships and other flow-through entities, traders in securities that elect to use a mark-to market method of accounting for their securities, broker-dealers, and holders who hold our common stock or subscription rights as part of a hedge, straddle, conversion or other risk-reduction transaction, or who acquired our common stock pursuant to the exercise of compensatory stock options or otherwise as compensation. The following summary also does not address the tax consequences of the rights offering to the holders of our convertible notes or warrants, or to the holders of our common stock, under foreign, state, or local tax laws.

This summary is of a general nature only and is not intended to constitute a complete analysis of all U.S. federal income tax consequences to the holders of our common stock of the receipt, lapse and exercise of the subscription rights. There can be no assurance that the Service will agree with the tax consequences described below. We have not sought, and will not seek a ruling from the Service regarding the U.S. federal income tax consequences of the rights offering. Accordingly, each holder of our common stock should consult its tax advisor with respect to the tax consequences of the rights offering to it in light of its particular circumstances.

A distribution of subscription rights with respect to common stock is generally treated as a non-taxable distribution for U.S. federal income tax purposes under Section 305(a) of the Code. However, if the receipt of subscription rights is treated as a distribution described in Section 305(b) of the Code, the receipt would first be treated as a taxable dividend in an amount equal to the lesser of the fair market value of the subscription rights and the recipient stockholder's allocable share of the current or accumulated earnings and profits, or E&P, of the issuing corporation. Any excess of the fair market value of the subscription rights over the share of E&P would then be treated as a tax-free return of capital to the extent of the stockholder's adjusted tax basis in its common stock, and then as capital gain. The Company currently does not expect to have any current or accumulated E&P for the fiscal period ending June 30, 2016.

Provided that the receipt of the subscription rights distributed pursuant to the rights offering is a non-taxable distribution for U.S. federal income tax purposes, the U.S. federal income tax consequences to a holder of our common stock of the receipt, lapse and exercise of subscription rights distributed pursuant to the rights offering will be as follows:

  A holder of our common stock will not recognize taxable income for U.S. federal income tax purposes as a result of the receipt of subscription rights in the rights offering.

  Except as otherwise provided below, such a holder's tax basis in its subscription rights will depend on the relative fair market value of the subscription rights received by such holder and the common stock owned by such holder at the time the subscription rights are distributed. If either (i) the fair market value of the subscription rights on the date such subscription rights are distributed is equal to at least 15% of the fair market value on such date of the common stock with respect to which the subscription rights are received or (ii) the holder elects, in a statement attached to its U.S. federal income tax return for the taxable year in which the subscription rights are received, to allocate part of its tax basis in such common stock to the subscription rights, then the holder's tax basis in the common stock will be allocated between the common stock and the subscription rights in proportion to their respective fair market values on the date the subscription rights are distributed. If the subscription rights received by a holder have a fair market value that is less than 15% of the fair market value of the common stock owned by such holder on the date the subscription rights are distributed, the holder's tax basis in its subscription rights will be zero unless the holder elects to allocate its adjusted tax basis in the common stock owned by such holder in the manner described in the previous sentence. A holder's tax basis in the common stock will be reduced to the extent any such tax basis is allocated to the subscription rights. The Company has not obtained, and does not currently intend to obtain, an appraisal of the fair market value of the subscription rights on the date the subscription rights are distributed.

  A holder of our common stock that allows the subscription rights received in the rights offering to expire will not recognize any gain or loss, and no portion of the tax basis in the common stock owned by such holder with respect to which such subscription rights were distributed will be allocated to the unexercised subscription rights. If the subscription rights received in the rights offering expire without exercise after the holder disposes of the shares of the common stock with respect to which the subscription rights were received, then the tax considerations are unclear and the holder should consult its tax advisor.

  A holder of our common stock will not recognize any gain or loss upon the exercise of the subscription rights received in the rights offering. The tax basis in the common stock acquired through exercise of the subscription rights will equal the sum of the subscription price for the common stock and the holder's tax basis, if any, in the rights as described above. The holding period for the common stock acquired through exercise of the subscription rights will begin with and include the date the subscription rights are exercised in the manner set forth in this prospectus.

PLAN OF DISTRIBUTION

We will distribute the subscription rights, subscription rights certificates and copies of this prospectus to persons who owned shares of common stock of record as of 5:00 p.m., New York time, on January __, 2016, the record date for the rights offering. If you wish to exercise your subscription rights and purchase shares of common stock, you should complete the subscription rights certificate and return it with payment for the shares, to the subscription agent, Transfer Online, Inc. See "The Rights Offering - Method of Exercising Subscription Rights." If you have any questions, you should contact the information agent, Transfer Online, Inc., at (877) 901-6475. The subscription rights will not be listed on any stock exchange or market or on the OTC Markets. Our shares of common stock are listed on the Nasdaq Capital Market under the symbol "SANW."

We have agreed to pay the subscription agent and information agent customary fees plus certain expenses in connection with the rights offering. We have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of subscription rights. Except as described in this section, we are not paying any other commissions, underwriting fees or discounts in connection with the rights offering. Some of our employees may solicit responses from you as a holder of subscription rights, but we will not pay our employees any commissions or compensation for these services other than their normal employment compensation. We estimate that our total expenses in connection with the rights offering will be approximately $173,000.

EXPERTS

The consolidated financial statements as of June 30, 2015, and for the year then ended incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2015 have been so incorporated in reliance on the report of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of June 30, 2014, and for the year then ended incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2015 have been so incorporated in reliance on the report of M&K CPAS, PLLC, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the subscription rights and the common stock issuable upon exercise of the subscription rights offered by this prospectus will be passed upon for us by Jolie Kahn, Esq., Philadelphia, Pennsylvania. Certain U.S. federal income tax considerations pertaining to the receipt, lapse and exercise of the rights offered by this prospectus will be passed upon for us by Shartsis Friese LLP, San Francisco, California.

INFORMATION INCORPORATED BY REFERENCE

This prospectus is part of a registration statement on Form S-3. The Commission allows this filing to "incorporate by reference" information that we have previously filed with the Commission. This means that we can disclose important information to you by referring you to other documents that we have filed with the Commission. The information that is incorporated by reference is considered part of this prospectus, and information that we file later will automatically update and may supersede this information. For further information about us and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

  Our annual report on Form 10-K for the fiscal year ended June 30, 2015, filed with the Commission on September 28, 2015;

  Our definitive proxy statement for our 2015 annual meeting of stockholders, filed with the Commission on October 28, 2015;

  Our quarterly report on Form 10-Q for the quarter ended September 30, 2015, filed with the Commission on November 12, 2015;

  Our current reports on Form 8-K filed with the Commission on August 17, 2015, September 16, 2015, September 23, 2015, October 1, 2015, November 12, 2015, November 24, 2015 and December 16, 2015;

  All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the annual report referred to above; and

  The description of our common stock contained in Forms 8-A filed on April 23, 2010 and amended on April 29, 2010 and any amendments or reports filed for the purpose of updating such description.

All documents filed by us subsequent to those listed above with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the rights offering (including all such documents filed with the Commission after the date of the initial registration statement and prior to the effectiveness of the registration statement), shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning us at the following address and number: S&W Seed Company, 7108 North Fresno Street, Suite 380, Fresno, CA 93720, telephone (559) 884-2535. We will provide copies of all documents requested (not including exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus) without charge.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 filed with the Commission under the Securities Act. This prospectus does not contain all the information set forth in the registration statement because certain information has been incorporated into the registration statement by reference in accordance with the rules and regulations of the Commission. Please review the documents incorporated by reference for a more complete description of the matters to which such documents relate.

We are subject to the informational reporting requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements, and other information with the Commission. You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Commission filings are also available on the Commission's website. The address of this site is http://www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

SEC Registration Fee	$1,045
Accounting Fees and Expenses	15,000
Legal Fees and Expenses	100,000
Printing and Engraving Expenses	20,000
Subscription Agent, Information Agent and Escrow Agent Fees and Expenses	12,000
Miscellaneous	25,000
Total	$173,045

Item 15. Indemnification of Directors and Officers.

Nevada Revised Statutes ("NRS") 78.138(7) provides that, subject to certain very limited statutory exceptions or unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.7502(1) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an "Indemnified Party"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Party in connection with such action, suit or proceeding if the Indemnified Party would not be liable pursuant to NRS 78.138 or the Indemnified Party acted in good faith and in a manner the Indemnified Party reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnified Party's conduct was unlawful.

NRS 78.7502(2) empowers a corporation to indemnify any Indemnified Party who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor against expenses (including amounts paid in settlement and attorneys' fees actually and reasonably incurred by such Indemnified Party) in connection with the defense or settlement of such action or suit if such Indemnified Party would not be liable pursuant to NRS 78.138 or such Indemnified Party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which the Indemnified Party shall have been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought determines upon application that in view of all the circumstances, the Indemnified Party is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.7502(3) provides that to the extent an Indemnified Party has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2 of NRS 78.7502 described above or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Indemnified Party against expenses (including attorneys' fees) actually and reasonably incurred by the Indemnified Party in connection therewith.

NRS 78.751(1) provides that any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to NRS 78.751(2), may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such disinterested directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such disinterested directors cannot be obtained.

NRS 78.751(2) provides that a corporation's articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as such expenses are incurred and in advance of the final disposition, upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of NRS 78.751(2) do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

NRS 78.751(3) provides that indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751 does not exclude any other rights to which an Indemnified Party may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office; provided, however, that unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses pursuant to NRS 78.751(2), indemnification may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue as to an Indemnified Party who has ceased to hold one of the positions specified above, and shall inure to the benefit of his or her heirs, executors and administrators.

NRS 78.752 empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of an Indemnified Party for any liability asserted against such Indemnified Party or liability and expenses incurred by such Indemnified Party, whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the registrant provide for indemnification of Indemnified Parties substantially identical in scope to that permitted under the NRS. Such Bylaws provide that the expenses of directors and officers of the registrant incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the registrant.

In addition to indemnification provided in the registrant's Bylaws, the registrant has entered into agreements to indemnify the directors and executive officers of the registrant and directors of the Registrant's wholly owned subsidiaries. These agreements require that the registrant indemnify the directors and officers against all expenses incurred by any such person arising out of such person's service as a director or officer of the registrant or its subsidiaries, to the fullest extent permitted by applicable law and to any greater extent that applicable law may in the future permit. The registrant has also purchased insurance coverage for such directors and officers with respect to litigation and other costs and liabilities arising out of their actual or alleged misconduct.

The above-described provisions relating to the indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling us pursuant to applicable state law, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent, no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in "Item 15. Indemnification of Directors and Officers" above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against, such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fresno, California on January 14, 2016.

S&W SEED COMPANY By: /s/ Mark S. Grewal Mark S. Grewal President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark S. Grewal Mark S. Grewal	President, Chief Executive Officer and Director (Principal Executive Officer)	January 14, 2016

/s/ Matthew K. Szot Matthew K. Szot	Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2016

* Mark J. Harvey	Chairman of the Board	January 14, 2016

* Glen D. Bornt	Director	January 14, 2016

* Michael M. Fleming	Director	January 14, 2016

* Alexander C. Matina	Director	January 14, 2016

* Charles B. Seidler	Director	January 14, 2016

* William S. Smith	Director	January 14, 2016

* Grover T. Wickersham	Director	January 14, 2016

* Mark Wong	Director	January 14, 2016

* By: /s/ Matthew K. Szot
      Matthew K. Szot, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Form of Common Stock Certificate(1)
4.2	Form of Underwriter Warrant issued to Rodman & Renshaw, LLC(2)
4.3	Securities Purchase Agreement between the Registrant and MFP Partners, L.P., dated December 31, 2014(3)
4.4	Form of Securities Purchase Agreement between the Registrant and each of the purchasers of 8% Senior Secured Convertible Debentures and Common Stock Purchase Warrants, dated December 30, 2014(3)
4.5	Form of 8% Senior Secured Convertible Debentures(3)
4.6	Form of Common Stock Purchase Warrant(3)
4.7	Securities Purchase Agreement between the Registrant and MFP Partners, L.P., dated November 23, 2015(4)
4.8	Form of Subscription Rights Certificate(5)
5.1	Opinion of Jolie Kahn, Esq.(5)
8.1	Opinion of Shartsis Friese LLP as to certain tax matters(5)
23.1	Consent of Crowe Horwath LLP(5)
23.2	Consent of M&K CPAS PLLC(5)
23.3	Consent of Jolie Kahn, Esq. (included in Exhibit 5.1)(5)
23.4	Consent of Shartsis Friese LLP (included in Exhibit 8.1)(5)
24.1	Powers of Attorney (included on page II-6 of this registration statement as filed on December 18, 2015)
99.1	Form of Instructions for Use of S&W Seed Company Subscription Rights Certificates(5)
99.2	Form of Letter to Stockholders who are Record Holders(5)
99.3	Form of Letter to Nominees(5)
99.4	Form of Letter to Clients(5)
99.5	Form of Beneficial Owner Election Form(5)
99.6	Form of Nominee Holder Certification(5)
99.7	Form of Letter to Convertible Note and Warrant Holders(5)

_________

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-1749599), filed with the Commission on March 26, 2010.

(2) Incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on May 18, 2012.

(3) Incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on December 31, 2014.

(4) Incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on November 24, 2015.

(5) Filed herewith.